Exhibit 10.2(h)

SECURED SUPERPRIORITY DEBTOR IN POSSESSION

CREDIT AND GUARANTY AGREEMENT

DATED AS OF SEPTEMBER 19, 2003

AMONG

NORTHWESTERN CORPORATION
A DEBTOR AND DEBTOR IN POSSESSION,
AS BORROWER,

THE OTHER LOAN PARTIES
PARTY HERETO AS GUARANTORS,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

AND

BANK ONE, NA
(with its main office in Chicago, Illinois),
AS INITIAL LENDER, AGENT AND LC ISSUER

BANC ONE CAPITAL MARKETS, INC.,
AS LEAD ARRANGER AND SOLE BOOK RUNNER

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II THE FACILITY

2.1	The Facility

	2.1.1	Revolving Loans

	2.1.2	Facility LCs

	2.1.3	Non-Ratable Loans

	2.1.4	Term Loans

2.2	Ratable Loans; Risk Participation

2.3	Payment of the Obligations

2.4	Minimum Amount of Each Advance

2.5	Funding Account

2.6	Reliance Upon Authority; No Liability

2.7	Conversion and Continuation of Outstanding Advances

2.8	Telephonic Notices

2.9	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions

2.10	Fees

2.11	Interest Rates

2.12	Eurodollar Advances Post Default; Default Rates

2.13	Interest Payment Dates; Interest and Fee Basis

2.14	Voluntary Prepayments

2.15	Mandatory Prepayments

2.16	Termination of the Facility; Reduction of Commitments

2.17	Method of Payment

2.18	Apportionment, Application, and Reversal of Payments

2.19	Settlement

2.20	Indemnity for Returned Payments

2.21	Noteless Agreement; Evidence of Indebtedness

2.22	Lending Installations

2.23	Non Receipt of Funds by the Agent

2.24	Limitation of Interest

2.25	Priority and Liens

2.26	Security Interest in Facility LC Collateral Account

2.27	No Discharge; Survival of Claims

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ARTICLE III YIELD PROTECTION; TAXES

3.1	Yield Protection

3.2	Changes in Capital Adequacy Regulations

3.3	Availability of Types of Advances

3.4	Funding Indemnification

3.5	Taxes

3.6	Lender Statements; Survival of Indemnity

ARTICLE IV CONDITIONS PRECEDENT

4.1	Closing Date

4.2	Term Loan Commitment Effective Date

4.3	Each Credit Extension

ARTICLE V REPRESENTATIONS AND WARRANTIES

5.1	Existence and Standing

5.2	Authorization and Validity

5.3	No Conflict; Government Consent

5.4	Security Interest in Collateral

5.5	Financial Statements

5.6	Material Adverse Change

5.7	Taxes

5.8	Litigation and Contingent Obligations

5.9	Capitalization and Subsidiaries

5.10	ERISA

5.11	Accuracy of Information

5.12	Names; Prior Transactions

5.13	Regulation U

5.14	Compliance With Laws

5.15	Ownership of Properties

5.16	Plan Assets; Prohibited Transactions

5.17	Environmental Matters

5.18	Investment Company Act

5.19	Public Utility Holding Company Act; State Utility Regulation

5.20	Bank Accounts

5.21	Indebtedness

5.22	Affiliate Transactions

5.23	Intellectual Property Rights

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5.24	Insurance

5.25	Post Retirement Benefits

5.26	Common Enterprise

5.27	Reportable Transaction

5.28	Labor Disputes

5.29	Orders

5.30	No Default

5.31	Montana Megawatts I, LLC; Turbine Collateral

5.32	Borrowing Base Inventory

5.33	Principal Real Properties

ARTICLE VI COVENANTS

6.1	Financial and Collateral Reporting

6.2	Use of Proceeds

6.3	Notices

6.4	Conduct of Business

6.5	Taxes

6.6	Payment of Indebtedness and Other Liabilities

6.7	Insurance

6.8	Compliance with Laws

6.9	Maintenance of Properties and Intellectual Property Rights

6.10	Inspection

6.11	Appraisals

6.12	Communications with Accountants

6.13	Collateral Access Agreements and Real Estate Purchases

6.14	Control Agreements

6.15	Additional Collateral; Further Assurances

6.16	Dividends

6.17	Indebtedness

6.18	Capital Structure

6.19	Merger

6.20	Sale of Assets

6.21	Investments and Acquisitions

6.22	Liens

6.23	Change of Corporate Name or Location; Change of Fiscal Year

6.24	Affiliate Transactions

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6.25	Amendments to Agreements

6.26	Intentionally omitted

6.27	Financial Contracts

6.28	Capital Expenditures

6.29	Minimum EBITDAR

6.30	[Intentionally omitted.]

6.31	Real Property Purchases

6.32	Sale of Accounts

6.33	Contingent Obligations

6.34	Chapter 11 Claims

6.35	[Intentionally omitted]

6.36	Bankruptcy Court

6.37	Operating Leases; Sale and Leaseback Transactions

6.38	Prepayment of Indebtedness

6.39	Turbine Collateral

6.40	Rating

6.41	Certain Post-Closing Covenants

ARTICLE VII DEFAULTS

ARTICLE VIII REMEDIES; WAIVERS AND AMENDMENTS

8.1	Remedies

8.2	Waivers by Loan Parties

8.3	Amendments

8.4	Preservation of Rights

ARTICLE IX GENERAL PROVISIONS

9.1	Survival of Representations

9.2	Governmental Regulation

9.3	Headings

9.4	Entire Agreement

9.5	Several Obligations; Benefits of this Agreement

9.6	Expenses; Indemnification

9.7	Numbers of Documents

9.8	Accounting

9.9	Severability of Provisions

9.10	Nonliability of Lenders

9.11	Confidentiality

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9.12	Nonreliance

9.13	Disclosure

ARTICLE X THE AGENT

10.1	Appointment; Nature of Relationship

10.2	Powers

10.3	General Immunity

10.4	No Responsibility for Credit Extensions, Recitals, etc.

10.5	Action on Instructions of the Lenders

10.6	Employment of Agents and Counsel

10.7	Reliance on Documents; Counsel

10.8	Agent’s Reimbursement and Indemnification

10.9	Notice of Default

10.10	Rights as a Lender

10.11	Lender Credit Decision

10.12	Successor Agent

10.13	Delegation to Affiliates

10.14	Execution of Loan Documents

10.15	Collateral Matters

10.16	Co-Agents, Documentation Agent, Syndication Agent, etc.

ARTICLE XI SETOFF; RATABLE PAYMENTS

11.1	Setoff

11.2	Ratable Payments

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1	Successors and Assigns

12.2	Participations

12.3	Assignments

12.4	Dissemination of Information

12.5	Tax Treatment

12.6	Assignment by LC Issuer

ARTICLE XIII NOTICES

13.1	Notices; Effectiveness; Electronic Communication

13.2	Change of Address, Etc.

ARTICLE XIV COUNTERPARTS

ARTICLE XV GUARANTY

15.1	Guaranty

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15.2	Guaranty of Payment

15.3	No Discharge or Diminishment of Guaranty

15.4	Defenses Waived

15.5	Rights of Subrogation

15.6	Reinstatement; Stay of Acceleration

15.7	Information

15.8	Termination

15.9	Taxes

15.10	Severability

15.11	Contribution

15.12	Lending Installations

15.13	Liability Cumulative

ARTICLE XVI CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONFLICT WITH ORDERS

16.1	CHOICE OF LAW

16.2	WAIVER OF JURY TRIAL

16.3	CONSENT TO JURISDICTION

16.4	CONFLICT WITH ORDERS

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Attachments

Commitment Schedule

Exhibits

Exhibit A	—	Form of Borrowing Notice
Exhibit B	—	Form of Conversion/Continuation Notice
Exhibit C-1	—	Form of Revolving Note
Exhibit C-2	—	Form of Term Note
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	Form of Assignment Agreement
Exhibit F	—	Form of Borrowing Base Certificate

Schedules

Schedule 1(a)	—	Liens
Schedule 1(b)	—	Pre-Petition Payments - Indebtedness
Schedule 5.7	—	Taxes
Schedule 5.9	—	Capitalization and Subsidiaries
Schedule 5.12	—	Fictitious Names; Mergers; Acquisitions
Schedule 5.15	—	Exceptions to Title
Schedule 5.17	—	Environmental Matters
Schedule 5.19	—	Restrictions on Incurrence of Indebtedness
Schedule 5.21	—	Indebtedness
Schedule 5.22	—	Affiliate Transactions
Schedule 5.23	—	Intellectual Property
Schedule 5.28	—	Labor Matters
Schedule 5.32	—	Borrowing Base Inventory
Schedule 5.33	—	Principal Real Properties
Schedule 6.20	—	Asset Sales
Schedule 6.21	—	Permitted Investments

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SECURED SUPERPRIORITY DEBTOR IN POSSESSION
CREDIT AND GUARANTY AGREEMENT

This Secured Superpriority Debtor in Possession Credit and Guaranty Agreement, dated as of September 19, 2003, is among NorthWestern Corporation, a Delaware corporation, as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (together with its successors and assigns, the “Borrower”), the other Loan Parties party hereto as Guarantors, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer, Initial Lender and as Agent.

RECITALS

On September 14, 2003 (the “Petition Date”), the Borrower filed a voluntary petition with the Bankruptcy Court initiating the Case and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

The Borrower has applied to the Lenders for (i) a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $100,000,000 and (ii) term loans in an aggregate principal amount not to exceed $390,000,000.  All of the Borrower’s obligations hereunder and under the other Loan Documents are to be guaranteed by the Guarantors.

The proceeds of the Revolving Loans will be used solely for working capital, to make certain Permitted Pre-Petition Payments and other general corporate purposes of the Borrower and the other Loan Parties (to the extent permitted by this Agreement).  The proceeds of the Term Loans, if made available, will be used by the Borrower solely to repay the CSFB Loan in full.

To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors (as applicable) will provide to the Agent, the LC Issuer and the Lenders the following (each as more fully described herein, in the Interim Order and the Final Order (when entered), and in the other Loan Documents):

(a)                                  a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder and under the other Loan Documents;

(b)                                 an allowed administrative expense claim in the Case pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code and any and all expenses and claims of the Borrower, whether heretofore or hereafter incurred, including but not limited to the kind specified in Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 1112 or 1114 of the Bankruptcy Code;

(c)                                  a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower (excluding the Borrower’s rights in respect of avoidance actions and the proceeds thereof under the Bankruptcy Code) and on all cash and cash equivalents, provided that following the Termination Date, amounts in any account maintained with the Agent, the LC Issuer or any Lender (including the Facility LC Collateral Account) shall not be subject to the Carve-Out hereinafter referred to;

(d)                                 a perfected best available Lien upon substantially all property of the Guarantors, including cash and cash equivalents, including, without limitation, a first priority security interest on (i) 100% of any Capital Stock owned by any Guarantor and (ii) the Turbine Collateral; and

(e)                                  a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower that is subject to valid and perfected Liens in existence on the Petition Date or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens.

In addition, without limiting the Liens described in clauses (b), (c) and (e) above, on and after the Term Loan Commitment Effective Date the obligations of the Borrower to repay the Obligations will be secured by a perfected Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property (including after-acquired property) of the Borrower that secures (x) the Montana Bonds (the “Montana Collateral”) and (y) the South Dakota Bonds (the “South Dakota Collateral”), which Lien shall have the same priority vis a vis each other Lien on the same collateral as the Lien which secured the Montana Bonds and the South Dakota Bonds, respectively, immediately prior to the repayment in full of the CSFB Loans on the Term Loan Commitment Effective Date and to any Liens granted after the Petition Date to provide adequate protection in respect thereof; provided that (i) the proceeds of the Montana Collateral shall only be available to the Secured Parties in respect of Obligations not to exceed the Montana Maximum Amount and (ii) the proceeds of the South Dakota Collateral shall only be available to the Secured Parties in respect of Obligations not to exceed the South Dakota Maximum Amount (the limitation contained in the foregoing proviso will only apply to the proceeds of the collateral secured by the Liens described in this paragraph).

All of the claims and the Liens granted hereunder in the Case to the Agent, the LC Issuer and the Lenders will be subject to the Carve-Out to the extent provided in Section 2.25.

NOW THEREFORE, in consideration of these premises and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Account” shall have the meaning given to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any Subsidiary (other than Excluded Subsidiaries) (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Capital Stock having such power only by reason of the happening of a contingency) or a majority of the outstanding Capital Stock of a Person.

“Advance” means a borrowing hereunder (a) made by some or all of the Lenders on the same Borrowing Date or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.  The term Advance shall include Non-Ratable Loans unless otherwise expressly provided.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of the voting Capital Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

“Agent” means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time in accordance with the terms hereof, which Aggregate Commitment shall initially be in the amount of $100,000,000.

“Aggregate Credit Exposure” means, at any time, the aggregate of the Credit Exposure of all the Lenders.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders.

“Agreement” means this Secured Superpriority Debtor in Possession Credit and Guaranty Agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

“Applicable Margin” means (a) (i) with respect to Revolving Loan Advances that are Eurodollar Advances, 3.00% per annum and (ii) with respect to Revolving Loan Advances that are Floating Rate Advances, 1.00% per annum, and (b) (i) with respect to Term Loans that are Eurodollar Advances, 3.50% per annum and (ii) with respect to Term Loans that are Floating Rate Advances, 1.50% per annum.

“Appraised Assets FMV” means the fair market value of the assets of the Loan Parties as determined by an appraisal to be conducted by an appraiser satisfactory to the Required Lenders, such appraisal to be satisfactory in form and substance in all respects to the Agent and the Required Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment Agreement” is defined in Section 12.3(a).

“Authorized Officer” means any of the Chief Executive Officer, Chief Financial Officer, Chief Restructuring Officer, Treasurer or Chief Accountant of the Borrower (or such other officer of the Borrower designated by the Borrower and acceptable to the Agent), acting singly.

“Availability” means, at any time, an amount equal to the lesser of (a) the Revolving Commitment and (b) the Borrowing Base, in each case minus the Aggregate Revolving Exposure.

“Available Revolving Commitment” means, at any time, the Revolving Commitment then in effect minus the Aggregate Revolving Exposure at such time.

“Bank One” means Bank One, NA, a national banking association, in its individual capacity, and its successors.

“Banking Services” means each and any of the following bank services provided to any Loan Party by Bank One or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the U.S. Code (11 U.S.C. § 101 et seq.) as amended, reformed, or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Case from time to time.

“Blue Dot” means Blue Dot Services Inc., a Delaware corporation.

“Borrower” is defined in the preamble to this Agreement.

“Borrowing Base” means (a) at any time prior to the occurrence of the Term Loan Commitment Effective Date, the sum of (i) 85% of the Borrower’s cumulative Eligible Billed Accounts at such time, plus (ii) 70% of the Borrower’s cumulative Eligible Unbilled Accounts at such time, plus (iii) the lesser of (A) $35 million and (B) 80% of the Borrower’s Eligible Stored Gas Inventory, valued at the lower of cost or market, determined on a first in first out basis, plus (iv) 80% of the Borrower’s Eligible Working Gas and Fuel Inventory, valued at the lower of cost or market, determined on a first in first out basis, plus (v) the lesser of (X) $10 million and (Y) 30% of the Borrower’s Eligible Materials and Supplies Inventory, valued at the lower of cost or market, determined on a first in first out basis, plus (vi) 75% of the Net Orderly Liquidation Value of Eligible Turbine Collateral, less (vii) Reserves; and (b) at any time on or after the occurrence of the Term Loan Commitment Effective Date, (i) 55% of the Borrower’s aggregate Appraised Assets FMV, less (ii) Reserves, less (iii) the outstanding amount of the Borrower’s and its Subsidiaries’ (other than Excluded Subsidiaries) outstanding secured Indebtedness (pre-petition or post-petition) other than Indebtedness incurred pursuant to this Agreement.  The Agent may, in its Permitted Discretion, modify one or more of the elements used in computing the Borrowing Base and/or reduce the advance rates stated herein.  If the Term Loan Commitment Effective Date does not occur on or before October 31, 2003, the Borrowing Base shall be determined by reference to clause (a) above.

“Borrowing Base Certificate” means a certificate, signed by an Authorized Officer of the Borrower, in the form of Exhibit F or another form which is acceptable to the Agent in its sole discretion.

“Borrowing Base Inventory” is defined in Section 6.1(h)(ii).

“Borrowing Date” means a date on which an Advance or a Loan is made hereunder.

“Borrowing Notice” is defined in Section 2.1.1(b).

“Business Day” means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in U.S. dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Capital Stock” means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (howsoever designated) issued by any Person, and any and all warrants or options to purchase (or any similar right) any of the foregoing.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the aggregate amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Carve-Out” means, with respect to the Case, (i) the unpaid fees of the clerk of the Bankruptcy Court and the United States Trustee pursuant to 28 U.S.C. § 1930, (ii) the unpaid fees and expenses of professionals incurred by the Borrower and any statutory committees appointed in the Case disclosed to the Agent prior to the occurrence of a Default or an Unmatured Default and allowed by an order of the Bankruptcy Court, whether paid prior to or after the occurrence of a Default or an Unmatured Default and (iii) payment of any unpaid fees and expenses of professionals incurred by the Borrower and any statutory committees appointed in the Case and disclosed to the Agent after the occurrence of a Default or an Unmatured Default and allowed by an order of the Bankruptcy Court not to exceed $5,000,000 in the aggregate, in each case exclusive of any retainers received by such professionals in connection with the Case.

“Case” means the bankruptcy case commenced by the voluntary petition for relief under chapter 11 of the Bankruptcy Code filed by the Borrower in the Bankruptcy Court on September 14, 2003.

“Cash Equivalent Investments” means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits of any other commercial bank having capital and surplus in excess of $500,000,000, (c) commercial paper of any issuer rated at least A-2 by S&P or P-2 by Moody’s, (d) additional money market investments with maturities of one year or less from the date of acquisition rated at least A1 or AA by S&P or P-1 or Aa by Moody’s and (e) tax-exempt debt obligations of any State of the United States or of any county or other municipal government subdivision of any State of the United States with maturities of one year or less from the date of acquisition rated at the highest investment grade rating by S&P or by Moody’s, or publicly traded or open-end bond funds that invest exclusively in such tax-exempt debt obligations.

“Change in Control” means the occurrence of any of the following: (a) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) (i) shall have acquired beneficial ownership of 40% or more of the aggregate outstanding classes of Capital Stock having voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower’s directors; (b) a majority of the persons who comprised the Board of Directors of the Borrower on the date hereof shall be replaced, unless such replacement shall have been approved by at least two-thirds of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors on the date hereof or whose election as a member of such Board of Directors was previously so approved; or (c) the Borrower shall be liquidated or dissolved.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Collateral” means any and all Property covered by the Collateral Documents and any and all other Property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Agent, on behalf of itself and the other Secured Parties, to secure the Secured Obligations.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to the Agent, between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, any Deposit Account Control Agreements, any securities account control agreements and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Collateral Shortfall Amount” is defined in Section 2.1.2(l).

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth in the applicable column of the Commitment Schedule or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.3(c), as such amount may be modified from time to time pursuant to the terms hereof, including with respect to the occurrence of the Term Loan Commitment Effective Date.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Compliance Certificate” is defined in Section 6.1(e).

“Consolidated Capital Expenditures” means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated EBITDAR” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued net of tax refunds received during the covenant computation period or expected to be received within sixty days thereafter, (c) depreciation, (d) amortization and other non-cash charges, (e) extraordinary losses (as determined in accordance with GAAP) incurred other than in the ordinary course of business and (f) fees, expenses and non-recurring restructuring charges related to the Case and this Agreement, minus, to the extent included in Consolidated Net Income, extraordinary gains (as determined in accordance with GAAP) realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.7.

“Copyrights” shall have the meaning given to such term in the Security Agreement.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“CSFB Credit Agreement” means that certain Credit Agreement, dated as of December 17, 2002, among the Borrower, the several lenders from time to time party thereto, and Credit Suisse First Boston,

as Administrative Agent, Lead Arranger, and Sole Book Runner, as amended, supplemented, or otherwise modified from time to time.

“CSFB Loan” means, at any date of determination, all outstanding principal, interest, fees and other obligations of the Borrower and its Subsidiaries under the CSFB Credit Agreement and related loan documents.

“Default” means an event described in Article VII.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

“Document” shall have the meaning given to such term in the Security Agreement.

“Domestic Subsidiary” means any Subsidiary which is organized under the laws of the U.S. or any state of the U.S.

“Easement” is defined in Section 5.33.

“Effective Date” means the date that the conditions precedent set forth in Sections 4.1 and 4.3 are satisfied.

“Eligible Billed Accounts” means, at any time, the Accounts of the Borrower actually billed to customers which the Agent determines in its Permitted Discretion are eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Billed Accounts shall not include any Account:

(a)                                  which is not subject to a first priority perfected security interest in favor of the Agent;

(b)                                 which is subject to any Lien other than a Lien in favor of the Agent, or the proceeds of which are required to be segregated for the benefit of any Person other than the Agent;

(c)                                  with respect to which the scheduled due date is more than thirty days after the original billing date, more than ninety days have elapsed since the date of the original bill therefor or which is more than sixty days past the due date for payment;

(d)                                 which is owing by an Account Debtor for which more than 25% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)                                  which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower and its Subsidiaries taken as a whole exceeds 25% of the aggregate Eligible Billed Accounts and Eligible Unbilled Accounts;

(f)                                    with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)                                 which does not arise from the sale of goods or performance of services in the ordinary course of business;

(h)                                 with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(i)                                     which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(j)                                     which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(k)                                  which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or (ii) is not organized under applicable law of the U.S. or any state of the U.S. unless, in either case, such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent;

(l)                                     which is owed in any currency other than U.S. dollars;

(m)                               which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Agent which is in the possession of the Agent or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Agent in such Account have been complied with to the Agent’s satisfaction;

(n)                                 which, for any Account Debtor, exceeds a credit limit determined by the Agent, to the extent of such excess;

(o)                                 which is owed by an Account Debtor or any Affiliate of such Account Debtor to which the Borrower or any Subsidiary is indebted, but only to the extent of such indebtedness;

(p)                                 which is subject to any counterclaim, deduction, defense, setoff or dispute;

(q)                                 which is evidenced by any promissory note, chattel paper, or instrument;

(r)                                    which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, the Borrower has filed such report or qualified to do business in such jurisdiction;

(s)                                  with respect to which the Borrower or any Subsidiary has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business; or

(t)                                    which the Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that an Account which was previously an Eligible Billed Account ceases to be an Eligible Billed Account hereunder, the Borrower shall notify the Agent thereof (i) within three (3) Business Days of the date the Borrower has obtained knowledge thereof if any such Account is in excess of $100,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Borrowing Base Certificate in all other cases.

“Eligible Materials and Supplies Inventory” means Materials and Supplies Inventory of the Borrower which the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Material and Supplies Inventory shall not include any Materials and Supplies Inventory not meeting the criteria set forth in any of clauses (a) through (i) of the definition of “Eligible Stored Gas Inventory.”  In the event that Materials and Supplies Inventory which was previously Eligible Materials and Supplies Inventory ceases to be Eligible Materials and Supplies Inventory hereunder, the Borrower shall notify the Agent thereof (i) within three (3) Business Days of the date the Borrower has obtained knowledge thereof if any such Materials and Supplies Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of $100,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Borrowing Base Certificate in all other cases.

“Eligible Stored Gas Inventory” means, at any time, the Stored Gas Inventory of the Borrower which the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Stored Gas Inventory shall not include any Stored Gas Inventory:

(a)                                  which is not subject to a first priority perfected Lien in favor of the Agent;

(b)                                 which is subject to any Lien other than a Lien in favor of the Agent;

(c)                                  which is, in the Agent’s opinion, unmerchantable, unfit for sale or not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

(d)                                 with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true;

(e)                                  which does not conform to all standards imposed by any governmental authority;

(f)                                    which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(g)                                 as to which the Borrower has not delivered a Collateral Access Agreement, if requested by the Agent;

(h)                                 which is not reflected in a current perpetual inventory report of the Borrower; or

(i)                                     which the Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that Stored Gas Inventory which was previously Eligible Stored Gas Inventory ceases to be Eligible Stored Gas Inventory hereunder, the Borrower shall notify the Agent thereof (i) within three

(3) Business Days of the date the Borrower has obtained knowledge thereof if any such Stored Gas Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of $100,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Borrowing Base Certificate in all other cases.

“Eligible Turbine Collateral” means, at any time, the Turbine Collateral which the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Turbine Collateral shall not include any Turbine Collateral:

(a)                                  which is not subject to a first priority perfected Lien in favor of the Agent;

(b)                                 which is subject to any Lien other than a Lien in favor of the Agent;

(c)                                  which has partially or in full been installed or affixed in any manner to any Property or which is otherwise not in the original condition as delivered from the manufacturer;

(d)                                 with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true;

(e)                                  which is not located in the U.S. or is in transit with a common carrier;

(f)                                    as to which any Loan Party has not delivered a Collateral Access Agreement, if requested by the Agent; or

(g)                                 which the Agent otherwise determines is unacceptable for any reason whatsoever.

In the event that Turbine Collateral which was previously Eligible Turbine Collateral ceases to be Eligible Turbine Collateral hereunder, the Borrower shall notify the Agent thereof within three (3) Business Days of the date the Borrower has obtained knowledge thereof.

“Eligible Unbilled Accounts” means, at any time, the Accounts of the Borrower not yet billed to customers which the Agent determines in its Permitted Discretion are eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Unbilled Accounts shall not include any Account not meeting the criteria set forth in any of clauses (a) through (t) (excluding clause (c)) of the definition of “Eligible Billed Accounts.”  In addition, “Eligible Unbilled Accounts” shall exclude any unbilled Account which remains unbilled for thirty days or more after the date such unbilled Account was created.  In the event that an Account which was previously an Eligible Unbilled Account ceases to be an Eligible Unbilled Account hereunder, the Borrower shall notify the Agent thereof (i) within three (3) Business Days of the date the Borrower has obtained knowledge thereof if any such Account is in excess of $100,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Borrowing Base Certificate in all other cases.

“Eligible Working Gas and Fuels Inventory” means, at any time, the Working Gas and Fuels Inventory of the Borrower which the Agent determines in its Permitted Discretion is eligible as the basis for Credit Extensions hereunder.  Without limiting the Agent’s discretion provided herein, Eligible Working Gas and Fuels Inventory shall not include any Working Gas and Fuels Inventory not meeting the criteria set forth in any of clauses (a) through (i) of the definition of “Eligible Stored Gas Inventory.”  In the event that Working Gas and Fuels Inventory which was previously Eligible Working Gas and Fuels Inventory ceases to be Eligible Working Gas and Fuels Inventory hereunder, the Borrower shall notify the Agent thereof (i) within three (3) Business Days of the date the Borrower has obtained knowledge thereof if any such Working Gas and Fuels Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of $100,000 in the aggregate and (ii) on and at the time of submission to the Agent of the next Borrowing Base Certificate in all other cases.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equipment” has the meaning specified in the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

“Excluded Subsidiaries” means Clark Fork and Blackfoot, LLC, Expanets and its Subsidiaries, Blue Dot and its Subsidiaries and Cornernorth, LLC and its Subsidiaries,

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, (i) taxes imposed on its overall net income, and franchise taxes imposed in lieu thereof, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located, in each case, other than net income or franchise taxes imposed on or with respect to Taxes or Other Taxes, (ii) U.S. federal withholding taxes at the rate (and only at the rate) imposed on payments to a Non-U.S. Lender or the Agent at the time such Lender or the Agent becomes a party to this Agreement, other than to the extent that such Person’s predecessor in interest was entitled to indemnification or increased amounts with respect to such taxes and (iii) U.S. federal withholding taxes, imposed on payments to a Non-U.S. Lender, that would not have been imposed but for such Non-U.S. Lender’s failure to comply with its obligations under Section 3.5(d).

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Expanets” means Expanets, Inc., a Delaware corporation and a Subsidiary.

“Facility” means the credit facility described in Section 2.1 to be provided to the Borrower on the terms and conditions set forth in this Agreement.

“Facility LC” is defined in Section 2.1.2(a).

“Facility LC Application” is defined in Section 2.1.2(c).

“Facility LC Collateral Account” is defined in Section 2.1.2(j).

“Facility Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a Reorganization Plan that is confirmed pursuant to a final, non-appealable order entered by the Bankruptcy Court or any other court having jurisdiction in the Case, but in no event shall such date be later than the effective date of such Reorganization Plan, (c) the date of the voluntary termination of the Commitments by the Borrower and (d) any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms of the Loan Documents including without limitation pursuant to Section 8.1.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Fee Letter” is defined in Section 2.10(c).

“Final Order” means either (i) an order of the Bankruptcy Court in the Case of the type contemplated by clause (n) of Section 4.2 or (ii) an order of the Bankruptcy Court in the Case, entered in any event not later than forty-five days following the Petition Date, acceptable in all respects to the Agent and the Lenders on an application or motion by the Borrower, such motion to be satisfactory in form and substance to the Lenders, which order shall have been entered on such notice to such parties as may be satisfactory to the Agent and the Lenders, approving the Facility and borrowing under the Facility up to $100,000,000 with respect to Revolving Loans on a final basis and confirming the granting of the Liens described in Section 2.25, 2.26 and the other Loan Documents, and in each of (i) and (ii) above which order has not been stayed, reversed, modified, vacated or overturned.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Management Transaction.

“Fiscal Month” means any of the monthly accounting periods of the Borrower and its Subsidiaries.

“Fiscal Quarter” means any of the quarterly accounting periods of the Borrower and its Subsidiaries, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Borrower and its Subsidiaries ending on December 31 of each year.

“Fixtures” has the meaning specified in the Security Agreement.

“Flex-Pricing Provision” means any term or provision of any fee letter, commitment letter or term sheet delivered in connection with the transaction which is the subject of this Agreement which purports to permit the Agent or the Arranger to change any or all of the structure, terms or pricing of the credit facility evidenced by this Agreement either before or after the closing of this Agreement in order to allow the Agent and/or Arranger to successfully syndicate such credit facility either before or after the closing of this Agreement.

“Floating Rate” means, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Account” is defined in Section 2.5.

“Gas Storage Facilities” is defined in Section 5.33.

“GAAP” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

“Guaranteed Obligations” is defined in Section 15.1.

“Guarantor” means each Subsidiary guarantying the obligations of the Borrower under the Loan Documents pursuant to a Guaranty or otherwise, and the successors and assigns of each of the foregoing.

“Guaranty” means Article XV of this Agreement.

“Indebtedness” of a Person means such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from

Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property or any other Off-Balance Sheet Liabilities, (f) Capitalized Lease Obligations, (g) Contingent Obligations for which the underlying transaction constitutes Indebtedness under this definition, (h) the maximum available stated amount of all letters of credit or bankers’ acceptances created for the account of such Person and, without duplication, all reimbursement obligations with respect to letters of credit, (i) Rate Management Transactions/Net Mark-to-Market Exposure under all Rate Management Transactions, (j) obligations of such Person under any Sale and Leaseback Transaction, (k) obligations under any liquidated earn-out and (l) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

“Intellectual Property Rights” means, with respect to any Person, all of such Person’s Patents, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

 “Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Interim Order” is defined in Section 4.1(bb).

“Investment” of a Person means any (a) loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person, (b) stocks, bonds, mutual funds, partnership interests, notes, debentures, securities or other Capital Stock owned by such Person, (c) any deposit accounts and certificate of deposit owned by such Person and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“ISO” means any “Independent System Operator” or similar entity approved by the Federal Energy Regulatory Energy Commission to manage transmission systems owned by the Borrower and its Subsidiaries.

“LC Fee” is defined in Section 2.10(b).

“LC Issuer” means Bank One (or any subsidiary or Affiliate of Bank One designated by Bank One) in its capacity as an issuer of Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.1.2(d).

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender, the LC Issuer or the Agent, the office, branch, subsidiary or Affiliate of such Lender, LC Issuer or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender, the LC Issuer or the Agent pursuant to Section 2.22.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Licenses” shall have the meaning given to such term in the Security Agreement.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan Documents” means this Agreement, any Notes, the Facility LC Applications, the Collateral Documents, any guaranties other than the one contained in Article XV of this Agreement, and all other agreements, instruments, documents and certificates identified in Article IV executed and delivered to, or in favor of, the Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means the Borrower, each Guarantor and any other Person (other than the Agent, the LC Issuer or any Lender) who becomes a party to this Agreement or who becomes a party to any other Loan Document.

“Loans” means, with respect to a Lender, such Lender’s loans made pursuant to Article II (or any conversion or continuation thereof), including Non-Ratable Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens or (d) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

“Material and Supplies Inventory” means materials and supplies used for ongoing utility maintenance including circuit breakers and wires.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $1,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Maximum Rate” is defined in Section 2.24.

“MM I” means Montana Megawatts I, LLC (f/k/a Merchant Energy Ventures LLC), a Delaware limited liability company and a Wholly-Owned Subsidiary of the Borrower.

“Modify” and “Modification” are defined in Section 2.1.2(a).

“Montana Bonds” means the First Mortgage Bonds, Credit Agreement (2002) Series, due 2006, authenticated and delivered under that certain Mortgage and Deed of Trust dated as of October 1, 1945 from the Borrower (as successor thereunder to NorthWestern Energy, L.L.C., in turn successor thereunder to The Montana Power Company) to the trustees named therein, as supplemented and amended, including by the Twenty-third Supplemental Indenture, dated as of February 1, 2003, to such Mortgage and Deed of Trust.

“Montana Collateral” is defined in the Recitals to this Agreement.

“Montana Maximum Amount” means the aggregate principal amount outstanding on the Montana Bonds, together with accrued and unpaid interest thereon and all other obligations with respect thereto, immediately prior to the funding of the Term Loans and the repayment in full of the CSFB Loan as contemplated by Section 2.4.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Agent, for the benefit of the Agent and the other Secured Parties, on real Property of a Loan Party, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Cash Proceeds” means, if in connection with (a) an asset disposition, cash proceeds net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Liens hereunder), if any, and (iv) amounts payable to holders of equal Liens on such asset to the extent of such Lien holder’s applicable pro rata share in such cash proceeds (to the extent such Liens constitute Permitted Liens hereunder), if any, (b) the issuance or incurrence of Indebtedness, cash proceeds net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, (c) an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith and (d) with respect to any other mandatory prepayment event described in Section 2.15, the cash proceeds thereof.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management

Transactions.  As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Net Orderly Liquidation Value” means, with respect to Turbine Collateral, the orderly liquidation value thereof as determined in a manner reasonably acceptable to the Agent, net of all costs of liquidation thereof, such Net Orderly Liquidation Value initially $37,500,000.

“NG I” means Northwestern Generation I, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Borrower.

“Non-Ratable Loan” and “Non-Ratable Loans” are defined in Section 2.1.3.

“Non-U.S. Lender” is defined in Section 3.5(d).

“Notes” means, collectively, the Revolving Notes and the Term Notes.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, guaranty obligations, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any Sale and Leaseback Transaction which is not a Capitalized Lease, (c) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person or (d) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (d) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Operating Lease Obligations” means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Subsidiaries.

“Orders” shall mean the Interim Order and the Final Order.

“Other Taxes” is defined in Section 3.5(b).

“Participants” is defined in Section 12.2(a).

“Patents” shall have the meaning given to such term in the Security Agreement.

“Payment Date” means (a) with respect to interest payments due on any Floating Rate Loan, the first day of each calendar month and the Facility Termination Date, (b) with respect to interest payments due on any Eurodollar Loan, (i) the last day of the applicable Interest Period and (ii) in the case of any Interest Period in excess of three months, the day which is three months after the first day of such Interest Period, and (iii) the Facility Termination Date and (c) with respect to any payment of LC Fees or Unused Commitment Fees, the first day of each calendar quarter and the Facility Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Financial Contracts” means Financial Contracts consisting of contracts to purchase or sell natural gas or electricity entered into by the Borrower in the ordinary course of business consistent with past practice and not for speculative purposes.

“Permitted Liens” means (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Petition Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary (other than Excluded Subsidiaries) and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary (other than Excluded Subsidiaries); (v) letters of credit or deposits in the ordinary course to secure leases; (vi) Liens which were existing on the Petition Date as reflected on Schedule 1(a); (vii) adequate protection Liens approved by the Bankruptcy Court and not inconsistent with the Orders on any asset of the Borrower which replaces an asset that was, on the Petition Date, subject to a valid, enforceable, perfected, and nonavoidable Lien, provided such Lien is in favor of the Person holding such pre-petition Lien, is of the same priority as the Lien being replaced and secures a claim in an amount not exceeding the claim secured by such pre-petition Lien; (viii) Liens in favor of the Agent and the Secured Parties securing the Obligations; and (ix) Liens securing purchase money Indebtedness or Capitalized Lease Obligations permitted by Section 6.17.

“Permitted Pre-Petition Payments” means Pre-Petition Payments by the Borrower on account of pre-petition claims against the Borrower with respect to critical vendors, employee wages and benefits, taxes and payments of regularly scheduled principal and interest on the senior secured Indebtedness of the Borrower set forth on Schedule 1(b), such payments to be approved by the Agent or the Bankruptcy Court.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Petition Date” is defined in the recitals to this Agreement.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pre-Petition Payment” means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payable or other pre-petition claims against the Borrower.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Projections” is defined in Section 6.1(t).

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Obligations, or Non-Ratable Loans, a portion equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders and (b) with respect to Term Loans, a portion equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loan and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders.

“Purchasers” is defined in Section 12.3(a).

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or any Subsidiary (other than Excluded Subsidiaries) which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said

Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.1.2 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Reorganization Plan” means a plan of reorganization in the Case.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event, provided however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.6(a)(i).

“Required Lenders” means Lenders in the aggregate having at least a majority of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least a majority of the Aggregate Credit Exposure.

“Required Revolving Lenders” means Revolving Lenders in the aggregate having at least a majority of the Revolving Commitment or, if the Revolving Commitment has been terminated, Revolving Lenders in the aggregate holding at least a majority of the Aggregate Revolving Exposure.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Reserves” means any and all reserves which the Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party and for warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Rate Management Transactions, reserves for contingent liabilities of the Borrower that could constitute administrative claims in the Case, reserves for uninsured losses of any Loan Party, reserves for taxes, fees, assessments, and other governmental charges and reserves with respect to the Carve-Out) with respect to the Collateral, the Carve-Out, the condition (financial or otherwise) of any Loan Party or the Case.

“Revolving Commitment” means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Loans or incur LC Obligations as set forth in the Commitment Schedule or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Loans or incur LC Obligations, which aggregate commitment shall be One Hundred Million Dollars

($100,000,000) on the Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Revolving Exposure” means, as to any Lender at any time, the sum of (a) an amount equal to its Pro Rata Share of the aggregate principal amount of the Revolving Loans outstanding at such time, plus (b) an amount equal to its Pro Rata Share of any LC Obligations at such time, plus (c) an amount equal to its Pro Rata Share of the aggregate principal amount of Non-Ratable Loans outstanding at such time.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Commitment.

“Revolving Loans” is defined in Section 2.1.1(a).

“Revolving Note” is defined in Section 2.21(d).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Scheduled Termination Date” means September 12, 2004.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) the Obligations, (ii) all Banking Services Obligations and (iii) all Rate Management Obligations owing to Bank One or any Affiliate of Bank One.

“Secured Parties” means each of the Lenders, the LC Issuer, the Agent, the beneficiaries of each indemnification or reimbursement obligation undertaken by any of the Loan Parties under any of the Loan Documents, and the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, among the Borrower, the Guarantors and the Agent, for the benefit of the Secured Parties, as the same may be amended, restated or otherwise modified from time to time.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“South Dakota Bonds” means the New Mortgage Bonds, Credit Agreement (2002) Series, authenticated and delivered under that certain General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 between the Borrower and The Chase Manhattan Bank (National Association) (JPMorgan Chase Bank, as successor), as trustee, as supplemented and amended, including by that certain Supplemental Indenture thereto dated as of February 1, 2003.

“South Dakota Collateral” is defined in the Recitals to this Agreement.

“South Dakota Maximum Amount” means the aggregate principal amount outstanding on the South Dakota Bonds, together with accrued and unpaid interest thereon and all other obligations with respect thereto, immediately prior to the funding of the Term Loans and the repayment in full of the CSFB Loan as contemplated by Section 2.4.

“Stored Gas Inventory” means natural gas required to maintain the pressure of the gas storage facilities owned by the Borrower.

“Subsidiary” of a Person means any corporation, partnership, limited liability company, association, joint venture or similar business organization more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled by such Person.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means Property which represents more than 5% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 5% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Superpriority Claim” means a claim against the Borrower in the Case which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

“Supporting Letter of Credit” is defined in Section 2.1.2(l).

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Term Lenders” means, as of any date of determination, Lenders having a Term Loan Commitment.

“Term Loan Commitment” means (a) (i) as to any Term Lender prior to the Term Loan Commitment Effective Date, $0, and (ii) as to any Term Lender on and after the Term Loan Commitment Effective Date, the aggregate commitment of such Term Lender to make Term Loans on the Term Loan Commitment Effective Date as set forth in the Commitment Schedule under the heading “Term Loan Commitment” or in the most recent Assignment Agreement executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans.  After advancing the Term Loan, each reference to a Lender’s Term Loan Commitment shall refer to that Lender’s Pro Rata Share.

“Term Loan Commitment Effective Date” means the date that the conditions precedent set forth in Sections 4.1, 4.2 and 4.3 are satisfied.

“Term Loans” means the term loans extended by the Lenders to the Borrower pursuant to Section 2.1.4.

“Term Note” is defined in Section 2.21(d).

“Trademarks” shall have the meaning given to such term in the Security Agreement.

“Transferee” is defined in Section 12.4.

“Turbine Collateral” means each item of equipment identified as the subject of the sales contemplated by (a) that certain Contract for Sale of Equipment & Services, dated December 4, 2001, by and between MM I and General Electric Company, (b) that certain sale agreement, dated December 3, 2001, between Northwestern Generation I, LLC, and GE-Prolec, (c) that certain Agreement, dated as of May 31, 2000, by and between MM I (as assignee of LJM2-Turbine, LLC), and General Electric Company and (d) that certain Bill of Sale, dated September 14, 2001, from E-Next Generation LLC to MM I.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Agent’s or any Secured Party’s Lien on the Collateral.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unliquidated Secured Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unused Commitment Fee” is defined in Section 2.10(a).

“U.S.” means the United States of America.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary all of the outstanding Capital Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Working Gas and Fuel Inventory” means natural gas owned by the Borrower and held for sale by the Borrower in the ordinary course of business.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE FACILITY

2.1                                 The Facility.  Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (a) make Loans to the Borrower as set forth below and (b) participate in Facility LCs issued upon the request of the Borrower; provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, such Lender’s Credit Exposure shall not exceed its Commitment; provided further, that the Aggregate Credit Exposure shall not exceed the Aggregate Commitment in effect from time to time. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.1.2. The Facility shall be composed of Revolving Loans, Non-Ratable Loans, Facility LCs and Term Loans as set forth below:

2.1.1                        Revolving Loans.

(a)                                  Amount. From and including the Effective Date and prior to the Facility Termination Date, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (the “Revolving Loans”) to the Borrower and participate in Facility LCs issued to the Borrower as set forth in Section 2.1.2, in amounts not to exceed such Lender’s Pro Rata Share.  If any Advance of a Revolving Loan or participation in a Facility LC would exceed Availability, the Revolving Lenders will refuse to make or may otherwise restrict the making of Revolving Loans or refuse to issue or otherwise restrict the issuance of Facility LCs as the Required Revolving Lenders determine until such excess has been eliminated. The Revolving Loans may consist of Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.1.1(b) and 2.7. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to extend credit under this Section 2.1.1(a) shall expire on the Facility Termination Date.

(b)                                 Borrowing Procedures.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying (in the form of Exhibit A for Eurodollar Advances): (1) the Borrowing Date, which shall be a Business Day, of such Advance, (2) the aggregate amount of such Advance, (3) the Type of Advance selected; provided that, if the Borrower fails to specify the Type of Advance requested, such request shall be deemed a request for a Floating Rate Advance; and (4) the duration of the Interest Period if the Type of Advance requested is a Eurodollar Advance; provided that, if the Borrower fails to select the duration of the Interest Period for the requested Eurodollar Advance, the Borrower shall be deemed to have requested that such Eurodollar Advance be made with an Interest Period of one month.

(c)                                  The Agent’s Election. Promptly after receipt of a Borrowing Notice (or telephonic notice in lieu thereof) of a requested Floating Rate Advance, the Agent shall elect in its discretion to have the terms of Section 2.1.1(d) (pro rata advance by all Revolving Lenders) or Section 2.1.3 (advance by Agent, in the form of a Non-Ratable Loan, on behalf of the Revolving Lenders) apply to such requested Advance.

(d)                                 Pro Rata Advance.  Unless the Agent elects to have the terms of Section 2.1.3 apply to a requested Floating Rate Advance or if a requested Advance is for a Eurodollar Advance, then promptly after receipt of a Borrowing Notice or telephonic notice in lieu thereof as permitted by Section 2.8, the Agent shall notify the Revolving Lenders by telecopy, telephone, or e-mail of the requested Advance.  Not later than noon (Chicago time) on each Borrowing Date, each Revolving Lender shall make available its Revolving Loan in funds immediately available in Chicago to the Agent and the Agent will make the funds so received from the Revolving Lenders available to the Borrower at the Borrower’s Funding Account as set forth in Section 2.5.

(e)                                  Special Limitations on Aggregate Revolving Exposure.  Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Borrower covenants and agrees that (i) until such time as (W) the Borrower shall have satisfied the requirement to deliver a business plan as set forth in Section 6.41(c), (X) the Borrower and the Required Lenders shall have agreed on the EBITDAR financial covenant as contemplated by Section 6.29, (Y) the Loan Parties shall have satisfied the covenants set forth in Section 6.41(d) and (h) and (Z) the Agent shall have notified the Borrower that it is satisfied with respect to its review of Lien search reports and Lien perfection with respect to the Turbine Collateral, Aggregate Revolving Exposure shall not exceed $20,000,000, (ii) until such time as (X) the conditions set forth in clause (i) above have been satisfied and (Y) the Final Order is entered by the Bankruptcy Court, Aggregate Revolving Exposure shall not exceed $50,000,000 and (iii) until such time as (X) the conditions set forth in clauses (i) and (ii) above have been satisfied, (Y) the Loan Parties shall have obtained all regulatory approvals (if any) necessary to consummate the Facility and to execute, deliver and perform their respective obligations under this Agreement and each other Loan Document (including but not limited to approvals from the relevant state public utility commissions) as determined by the Agent and (Z) the Loan Parties shall have delivered opinions of counsel addressed to the Agent and the Lenders and satisfactory in form and substance to the Agent with respect to any governmental approvals or orders, the Aggregate Revolving Exposure shall not exceed $85,000,000.

2.1.2                        Facility LCs.

(a)                                  Issuance.  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify Facility LCs (“Modify,” and each such action a “Modification”), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request and for the account of the Borrower; provided that, the maximum face amount of the Facility LC to be issued or Modified does not exceed the lesser of (i) $50,000,000 minus the sum of (1) the aggregate undrawn amount of all outstanding Facility LCs at such time and, without duplication, (2) the aggregate unpaid Reimbursement Obligations with respect to all Facility LCs outstanding at such time and (ii) Availability.  No Facility LC shall have an expiry date later than the tenth (10th) Business Day prior to the Scheduled Termination Date.

(b)                                 Participations.  Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.1.2, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Revolving Lender, and each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c)                                  Notice.  Subject to Section 2.1.2(a), the Borrower shall give the LC Issuer notice prior to 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Revolving Lender, of the contents thereof and of the amount of such Revolving Lender’s participation in such proposed Facility LC.  The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Sections 4.1 and 4.3 (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d)                                 Administration; Reimbursement by Revolving Lenders.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Revolving Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to the Borrower and each Revolving Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Revolving Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Revolving Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.1.2(e), plus (ii) interest on the foregoing amount to be reimbursed by such Revolving Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Revolving Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

(e)                                  Reimbursement by Borrower.  The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that, neither the Borrower nor any Revolving Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such

Revolving Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date.  The LC Issuer will pay to each Revolving Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Revolving Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.1.2(d).  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.1.1(b) and the satisfaction of the applicable conditions precedent set forth in Section 4.1 and 4.3), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

(f)                                    Obligations Absolute.  The Borrower’s obligations under this Section 2.1.2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Revolving Lender or any beneficiary of a Facility LC.  The Borrower further agrees with the LC Issuer and the Revolving Lenders that the LC Issuer and the Revolving Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  The Borrower agrees that any action taken or omitted by the LC Issuer or any Revolving Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Revolving Lender under any liability to the Borrower.  Nothing in this Section 2.1.2(f) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.1.2(e).

(g)                                 Actions of LC Issuer.  The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.  The LC Issuer shall be fully justified in failing or refusing to take any action under this

Agreement unless it shall first have received such advice or concurrence of the Required Revolving Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.1.2, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Revolving Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Revolving Lenders and any future holders of a participation in any Facility LC.

(h)                                 Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Revolving Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Revolving Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Revolving Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Revolving Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Revolving Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that, the Borrower shall not be required to indemnify any Revolving Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.1.2(h) is intended to limit the obligations of the Borrower under any other provision of this Agreement.

(i)                                     Revolving Lenders’ Indemnification. Each Revolving Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.1.2 or any action taken or omitted by such indemnitees hereunder.

(j)                                     Facility LC Collateral Account.  The Borrower agrees that it will, during the continuance of an Unmatured Default or a Default, upon the request of the Agent or the Required Revolving Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Revolving Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Secured Parties and in which the Borrower shall have no interest other than as set forth in Section 8.1.  Nothing in this Section 2.1.2(j) shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.  The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding thirty days.

(k)                                  Rights as a Lender.  In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

(l)                                     Termination of the Facility.  If, notwithstanding the provisions of this Section 2.1.2, any Facility LC is outstanding upon the earlier of (x) the termination of this Agreement and (y) the Facility Termination Date, then upon such termination the Borrower shall deposit with the Agent, for the benefit of the Agent and the Secured Parties, with respect to all LC Obligations, as the Agent in its discretion shall specify, either (i) a standby letter of credit (a “Supporting Letter of Credit”), in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, in a stated amount, equal to 105% of the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”), under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the LC Issuer and the Revolving Lenders for payments to be made by the Agent, the LC Issuer and the Lenders under any such Facility LC and any fees and expenses associated with such Facility LC, or (ii) cash, in immediately available funds, in an amount equal to 105% of the Collateral Shortfall Amount to be held in the Facility LC Collateral Account.  Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the benefit of the Secured Parties, as security for, and to provide for the payment of, the aggregate undrawn amount of such Facility LC remaining outstanding.

2.1.3                        Non-Ratable Loans. Subject to the restrictions set forth in Section 2.1.1(a), the Agent may elect to have the terms of this Section 2.1.3 apply to any requested Floating Rate Advance and Bank One shall thereafter make an Advance, on behalf of the Revolving Lenders and in the amount requested, available to the Borrower on the applicable Borrowing Date by transferring same day funds to the Funding Account.  Each Advance made solely by the Agent pursuant to this Section 2.1.3 is referred to in this Agreement as a “Non-Ratable Loan,” and such Advances are collectively referred to as the “Non-Ratable Loans.”  Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Advances funded by the Revolving Lenders, except that all payments thereon shall be payable to Bank One solely for its own account.  The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000.  The Agent shall not make any Non-Ratable Loan if the requested Non-Ratable Loan exceeds Availability (before giving effect to such Non-Ratable Loan).  Non-Ratable Loans may be made even if a Default or Unmatured Default exists, but may not be made if the other conditions precedent set forth in Section 4.3 have not been satisfied.  The Non-Ratable Loans shall be secured by the Liens granted to the Agent in and to the Collateral and shall constitute Obligations hereunder.  All Non-Ratable Loans shall be Floating Rate Advances and are subject to the settlement provisions set forth in Section 2.19.

2.1.4                        Term Loans.

(a)                                  Amounts of Term Loans.  Each Term Lender severally agrees to make a term loan (any such term loan being referred to as a “Term Loan” and such term loans being referred to collectively as the “Term Loans”) to the Borrower on the Term Loan Commitment Effective Date upon the satisfaction of the conditions precedent set forth in Sections 4.1, 4.2 and 4.3, in an amount not to exceed such Term Lender’s Pro Rata Share of the Term Loan Commitment; provided, however, that if the Term Loan Commitment Effective Date shall not have occurred on or before the date which is forty-five days after the Petition Date, then the obligation of each Term Lender to extend Term Loans hereunder shall immediately terminate and the Term Loan Commitment of each Term Lender shall be automatically reduced to $0.  The Term Loans shall initially be Floating Rate Advances but may be converted into Eurodollar Advances in accordance with Section 2.7.  All Term Loan proceeds shall be used to repay the amount of the CSFB Loan outstanding on the Term Loan Commitment Effective Date and for no other purpose.  In addition, in no event shall the Term Loan Commitment Effective Date be deemed to have occurred unless the Borrower shall have provided the Agent with a written notice on or before the date which is thirty days after the Petition Date stating its intention that, upon satisfaction of the applicable conditions precedent, the Borrower desires to have the Term Loan Commitment Effective Date occur.

(b)                                 Funding by Lenders.  Each Term Lender shall make the amount of such Term Lender’s Term Loan available to the Agent in immediately available funds at Agent’s designated account, not later than noon (Chicago time) on the Term Loan Commitment Effective Date.  After the Agent’s receipt of the proceeds of such Term Loans from the Lenders, the Borrower shall instruct the Agent to transfer the proceeds of the Term Loan in immediately available funds (up to the amount required to repay in full the CSFB Loan) as required by the CSFB Credit Agreement to repay in full the CSFB Loan.

(c)                                  Term Loan Payment; No Reborrowing. The entire principal balance of the Term Loans shall be payable on the Facility Termination Date.  Such payment shall be payable to the Agent for the account of the applicable Term Lender.  Payments or prepayments of the Term Loans may not be reborrowed.

2.2                                 Ratable Loans; Risk Participation.  Except as otherwise provided below, each Advance made in connection with a Revolving Loan or a Term Loan shall consist of Loans made by each Lender in an amount equal to such Lender’s Pro Rata Share.  Upon the making of an Advance by the Agent in connection with a Non-Ratable Loan (whether before or after the occurrence of a Default or an Unmatured Default and regardless of whether the Agent has requested a Settlement with respect to such Non-Ratable Loan), the Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Revolving Lender and each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Agent, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan in proportion to its Pro Rata Share of the Revolving Commitment. From and after the date, if any, on which any Lender is required to fund its participation in any Non-Ratable Loan purchased hereunder, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Loan.

2.3                                 Payment of the Obligations. The Borrower shall repay the outstanding principal balance of the Loans, together with all other Obligations, including all accrued and unpaid interest thereon, on the Facility Termination Date.

2.4                                 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof.  Floating Rate Advances may be in any amount.

2.5                                 Funding Account.  The Borrower shall deliver to the Agent, on the Effective Date, a notice setting forth the deposit account of the Borrower (the “Funding Account”) to which the Agent is authorized by the Borrower to transfer the proceeds of any Advances requested pursuant to this Agreement.  The Borrower may designate a replacement Funding Account from time to time by written notice to the Agent.  Any designation by the Borrower of the Funding Account must be reasonably acceptable to the Agent.

2.6                                 Reliance Upon Authority; No Liability.  The Agent is entitled to rely conclusively on any individual’s request for Advances hereunder, so long as the proceeds thereof are to be transferred to the Funding Account.  The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.  The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.1 which the Agent reasonably believes to have been given by an officer or other Person duly authorized by the Borrower to request Advances on its behalf or for otherwise acting under this Agreement.  The crediting of Advances to the Funding Account shall conclusively establish the obligation of the Borrower to repay such Advances as provided herein.

2.7                                 Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.7 or are repaid in accordance with this Agreement.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with this Agreement or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.4, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Borrower shall give the Agent irrevocable notice in the form of Exhibit B (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, (ii) the aggregate amount and Type of the Advance which is to be converted or continued and (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.8                                 Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.9                                 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, repayment notice and Commitment reduction notice received by it hereunder.  Promptly after notice from the LC Issuer, the Agent will notify each Revolving Lender of the contents of each request for issuance of a Facility LC hereunder or any Modification.  The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.10                           Fees.

(a)                                  Unused Commitment Fee.  The Borrower agrees to pay to the Agent, for the account of each Revolving Lender in accordance with such Lender’s Pro Rata Share, an unused commitment fee at a per annum rate equal to 0.50% on the average daily Available Revolving Commitment, payable on each Payment Date hereafter and on the Facility Termination Date (the “Unused Commitment Fee”).

(b)                                 LC Fees.  The Borrower shall pay to the Agent, for the account of the Revolving Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to 3.00% on the average daily undrawn stated amount under each Facility LC, such fee to be payable in arrears on each Payment Date (the “LC Fee”).  The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee of 0.25% of the face amount of the Facility LC, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

(c)                                  Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger such additional fees as are specified in the fee letter dated as of the date hereof, among the Agent, the Arranger and the Borrower (the “Fee Letter”).

2.11                           Interest Rates.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.7, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.1.1 and 2.7 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.  If at any time Loans are outstanding with respect to which the Borrower has not delivered a notice to the Agent specifying the basis for determining the interest rate applicable thereto, those Loans shall bear interest at the Floating Rate.

2.12                           Eurodollar Advances Post Default; Default Rates.  Notwithstanding anything to the contrary contained hereunder, during the continuance of a Default or Unmatured Default the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the continuance of a Default, the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to reductions in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum.

2.13                           Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity.  Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three month interval during such Interest Period.  Interest on all Advances, unused commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360 day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. After giving effect to any Loan, Advance, continuation, or conversion of any Eurodollar Rate Loan, there may not be more than five different Interest Periods in effect hereunder.

2.14                           Voluntary Prepayments.  The Borrower may prepay all or any portion of the outstanding Floating Rate Advances at any time without penalty or premium upon prior written notice in a minimum amount of $500,000.  The Borrower may also from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days’ prior notice to the Agent.

2.15                           Mandatory Prepayments.

(a)                                  Borrowing Base Compliance.  The Borrower shall immediately repay Revolving Loans, Reimbursement Obligations, Non-Ratable Loans or Term Loans if at any time the Aggregate Credit Exposure exceeds the lesser of (i) the Aggregate Commitment and (ii) the Borrowing Base, to the extent required to eliminate such excess.  If any such excess remains after repayment in full of all outstanding Loans, Reimbursement Obligations and Non-Ratable Loans, the Borrower shall provide cash collateral or a Supporting Letter of Credit for the LC Obligations in the manner set forth in Section 2.1.2(l) to the extent required to eliminate such excess.

(b)                                 Sale of Assets.  Immediately upon receipt by the Borrower or any Subsidiary (other than Excluded Subsidiaries) of the Net Cash Proceeds of any asset disposition, the Borrower shall prepay the Obligations in an amount equal to all such Net Cash Proceeds.  Any such prepayment shall be applied first, to repay Term Loans, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Revolving Loans without a concomitant reduction in the Revolving Commitment and fourth, if any Unmatured Default or Default shall have occurred and be continuing, to cash collateralize outstanding Facility LCs.

(c)                                  Issuance of Debt or Equity; Receipt of Other Proceeds.  If the Borrower or any Subsidiary (other than Excluded Subsidiaries) (i) issues Capital Stock to any Person, (ii) issues Indebtedness (other than Indebtedness permitted by Section 6.17, it being understood that compliance with this Section 2.15(c) shall not be deemed to be a waiver of any other provision or covenant contained herein), (iii) receives any dividend or distribution from any Person (other than any Loan Party) or (iv) receives any proceeds in respect of any Investment (other than (x) Cash Equivalent Investments and (y) collection of Accounts generated in the ordinary course of business), no later than the Business Day following the date of receipt of any Net Cash Proceeds of such issuance or receipt of such dividend, distribution, loan, advance or other proceeds, the Borrower shall prepay the Obligations in an amount equal to all such Net Cash Proceeds, dividends, distributions, loans, advances or other proceeds. Any such prepayment shall be applied first, to repay Term Loans, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Revolving Loans without a concomitant reduction in the Revolving Commitment and fourth, if any Unmatured Default or Default shall have occurred and be continuing, to cash collateralize outstanding Facility LCs.

(d)                                 Insurance/Condemnation Proceeds.  Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 6.7(c) shall be applied as follows: (i) insurance proceeds from casualties or losses to cash shall be applied, first, to the Non-Ratable

Loans, second, to the Revolving Loans without a concomitant reduction in the Revolving Commitment, third, to cash collateralize outstanding Facility LCs and fourth, to repay Term Loans; and (ii) insurance or condemnation proceeds (net of amounts payable to holders of senior Liens on the asset(s) subject to casualty or condemnation (to the extent such Liens constitute Permitted Liens hereunder), if any, and net of amounts payable to holders of equal Liens on the asset(s) subject to casualty or condemnation to the extent of such Lien holder’s applicable pro rata share in such proceeds (to the extent such Liens constitute Permitted Liens hereunder), if any) from casualties or losses to Equipment, Fixtures, real Property or other assets (other than cash) shall be applied first, to repay Term Loans, second, to pay the principal of the Non-Ratable Loans, third, to pay the principal of the Revolving Loans with a concomitant reduction in the Revolving Commitment and fourth, if any Unmatured Default or Default shall have occurred and be continuing, to cash collateralize outstanding Facility LCs.

(e)                                  General.  Without in any way limiting the foregoing, immediately upon receipt by any Loan Party of proceeds of any sale of any Collateral, the Borrower shall cause such Loan Party to deliver such proceeds to the Agent, or deposit such proceeds in a deposit account subject to a Deposit Account Control Agreement.  All of such proceeds shall be applied as set forth above or otherwise as provided in Section 2.18.  Nothing in this Section 2.15 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

2.16                           Termination of the Facility; Reduction of Commitments.

(a)                                  Without limiting Section 2.3 or Section 8.1 or any other provision of this Agreement, (i) the Aggregate Commitments shall expire on the Facility Termination Date and (ii) the Aggregate Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

(b)                                 The Borrower may terminate the Commitments in full upon at least 10 Business Days’ prior written notice thereof to the Agent and the Lenders, with such termination to be effective upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Facility LCs (or alternatively, with respect to each such Facility LC, the furnishing to the Agent of a cash deposit or Supporting Letter of Credit as required by Section 2.1.2(l)), (iii) the payment in full of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon and (iv) the payment in full of any amount due under Section 3.4.

(c)                                  Upon at least two Business Days’ prior written notice to the Agent, the Borrower may at any time and from time to time permanently reduce, in part but not in full, the Revolving Commitment.  Each such partial reduction of the Revolving Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof.  Simultaneously with each reduction or termination of the Revolving Commitments, the Borrower shall pay to the Agent for the account of each Revolving Lender the Unused Commitment Fee accrued and unpaid on the amount of the Revolving Commitment of such Revolving Lender so terminated or reduced through the date thereof.  Any reduction of the Revolving Commitment pursuant to this Section 2.16(c) shall be applied pro rata to reduce the Commitment of each Lender.

2.17                           Method of Payment.

(a)                                  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Any payment received by the Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.  Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

(b)                                 At the election of the Agent, all payments of principal, interest, reimbursement obligations in connection with Facility LCs, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.6), and other sums payable under the Loan Documents, may be paid from the proceeds of Advances made hereunder whether made following a request by the Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 2.17 or may be deducted from the Funding Account or any other deposit account of the Borrower maintained with the Agent.  The Borrower hereby irrevocably authorizes (i) the Agent to make an Advance for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Non-Ratable Loans) and that all such Advances shall be deemed to have been requested pursuant to Section 2.1 and (ii) the Agent to charge the Funding Account or any other deposit account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

2.18                           Apportionment, Application, and Reversal of Payments.  Except as otherwise required pursuant to Section 2.19, principal and interest payments shall be apportioned ratably among the Lenders as set forth in this Article II and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent or the LC Issuer and except as provided in Section 2.10(c).  All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the Borrower, and all proceeds of any Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agent from the Borrower (other than in connection with Banking Services or Rate Management Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services or Rate Management Obligations), third, to interest then due and payable on the Term Loans, fourth, to prepay Term Loans, fifth, to pay interest due in respect of the Non-Ratable Loans, sixth, to pay interest due in respect of the Revolving Loans (other than Non-Ratable Loans), seventh, to pay or prepay principal of the Non-Ratable Loans, eighth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans) and unpaid reimbursement obligations in respect of Facility LCs, ninth, to pay an amount to the Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Facility LCs and the aggregate amount of any unpaid reimbursement obligations in respect of Facility LCs, to be held as cash collateral for such Obligations, tenth, to payment of any amounts owing with respect to Banking Services and Rate Management Obligations owed by a Loan Party to Bank One or its Affiliates and eleventh, to the payment of any other Secured Obligation due to the Agent or any Secured Party by the Borrower.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding Floating Rate Loans and, in any event, the Borrower shall pay the Eurodollar breakage losses in accordance with Section 3.4.  The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

2.19                           Settlement.  Each Revolving Lender’s funded portion of the Loans is intended by the Revolving Lenders to be equal at all times to such Revolving Lender’s Pro Rata Share of the outstanding Loans.  Notwithstanding such agreement, the Agent, Bank One, and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, including the Non-Ratable Loans shall take place on a periodic basis as follows.  The Agent shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent’s election, by notifying the Lenders of such requested Settlement by telecopy, telephone, or e-mail no later than 12:00 noon (Chicago, Illinois time) on the date of such requested Settlement (the “Settlement Date”).  Each Revolving Lender (other than the Agent, in the case of the Non-Ratable Loans) shall transfer the amount of such Revolving Lender’s Pro Rata Share of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Chicago, Illinois time), on the Settlement Date applicable thereto.  Settlements may occur during the existence of a Default or an Unmatured Default and whether or not the applicable conditions precedent set forth in Section 4.3 have then been satisfied.  Such amounts transferred to the Agent shall be applied against the amounts of the applicable Loan and, together with Bank One’s Pro Rata Share of such Non-Ratable Loan, shall constitute Revolving Loans of such Lenders, respectively.  If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.23.

2.20                           Indemnity for Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and the Borrower hereby indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered.  The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable.  The provisions of this Section 2.20 shall survive the termination of this Agreement.

2.21                           Noteless Agreement; Evidence of Indebtedness.

(a)                                  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)                                 The Agent shall also maintain accounts in which it will record (i) the amount of each Loan extended hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time and (iv) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(c)                                  The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)                                 Any Lender may request that its Revolving Loans be evidenced by a promissory note in substantially the form of Exhibit C-1 (a “Revolving Note”) and that its Term Loans be evidenced by a promissory note in substantially the form of Exhibit C-2 attached hereto (a “Term Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender.  Thereafter, the Revolving Loans evidenced by such Revolving Note or the Term Loans evidenced by such Term Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Revolving Loans or Term Loans once again be evidenced as described in Sections 2.21(a) and (b).

2.22                           Lending Installations.  Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.23                           Non Receipt of Funds by the Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made.  The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.24                           Limitation of Interest. The Borrower, the Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws.  Accordingly, the provisions of this Section 2.24 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.24, even if such provision declares that it controls.  Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Loans or, if it exceeds the unpaid principal, refunded to the Borrower.  In determining whether the interest or a fee contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense or fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loans.

2.25                           Priority and Liens.

(a)                                  The Borrower hereby covenants, represents and warrants that, upon entry of the Interim Order and the Final Order (when entered), the Obligations of the Borrower hereunder and under the other Loan Documents: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Case having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code and any and all expenses and claims of the Borrower, whether heretofore or hereafter incurred, including but not limited to the kind specified in Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 1112 or 1114 of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower (excluding the Borrower’s rights in respect of avoidance actions and the proceeds thereof under the Bankruptcy Code) and on all of the Borrower’s cash and cash equivalents; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower that is subject to valid and perfected Liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens; and (iv) without limiting the scope of the Liens described in clauses (ii) and (iii) above, pursuant to Section 364(d)(1) of the Bankruptcy Code, the obligations of the Borrower to repay the Obligations shall be secured by a perfected Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower that secures (x) the Montana Collateral and (y) the South Dakota Collateral, which Lien shall have the same priority vis a vis each other Lien on the same collateral as the Lien which secured the Montana Bonds and the South Dakota Bonds, respectively, immediately prior to the repayment in full of the CSFB Loans on the Term Loan Commitment Effective Date and to any Liens granted after the Petition Date to provide adequate protection in respect thereof; provided that (i) the proceeds of the Montana Collateral shall only be available to the Secured Parties in respect of Obligations not to exceed the Montana Maximum Amount and (ii) the proceeds of the South Dakota Collateral shall only be available to the Secured Parties in respect of Obligations not to exceed the South Dakota Maximum Amount (the limitation contained in the foregoing proviso will only apply to the proceeds of the collateral secured by the Liens described in this clause(iv) and not to any other Liens in favor of the Secured Parties), subject in each of clauses (i), (ii), (iii) and (iv) only to the Carve-Out.  Notwithstanding anything in any Loan Document, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Loan Parties owing to the Agent, the LC Issuer or the Lenders or to the Collateral.  The Agent, the LC Issuer and the Lenders agree that (a) so long as no Default or Unmatured Default shall have occurred, the Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. § 330 and 11 U.S.C. § 331, as the same may be due and payable, and the same shall not reduce the Carve-Out and (b) the amount of any retainers received by any professionals retained in the Case shall not reduce the Carve-Out.  In addition, each Loan Party acknowledges and agrees that each Guarantor is granting Liens to the Agent for the benefit of the Secured Parties pursuant to the Security Agreement and the Mortgages (if any) to which such Guarantor is or may become a party.

(b)                                 Subject to the priorities set forth in Section 2.25(a) and to the Carve-Out, as to all real property the title to which is held by the Borrower, or the possession of which is held by the Borrower pursuant to leasehold interest, the Borrower hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Secured Parties all of the right, title and interest of the Borrower in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof.  The Borrower acknowledges that, pursuant to the Interim Order and the Final Order (when entered), the Liens in favor of the Agent for the benefit of the Secured Parties in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment.  The Borrower further agrees that, upon the request of the Agent, the Borrower shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

2.26                           Security Interest in Facility LC Collateral Account.  Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Borrower hereby assigns and pledges to the Agent, for its benefit and for the ratable benefit of the Secured Parties, and hereby grants to the Agent, for its benefit and for the ratable benefit of the Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Borrower’s right, title and interest in and to the Facility LC Collateral Account and any direct investment of the funds contained therein.  Cash held in the Facility LC Collateral Account shall not be available for use by any Loan Party, whether pursuant to Section 363 of the Bankruptcy Code or otherwise, until the indefeasible repayment in full of the Obligations and the termination of all Commitments.

2.27                           No Discharge; Survival of Claims.  Each Loan Party agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each Loan Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent, the LC Issuer and the Lenders pursuant to the Orders and described in Section 2.25 and the Liens granted to the Agent for the benefit of the Secured Parties pursuant to the Orders and described in Sections 2.25 and 2.26 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

ARTICLE III

YIELD PROTECTION; TAXES

3.1                                 Yield Protection.  If, on or after the Closing Date, the adoption of any law or any governmental or quasi governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)                                  subjects any Lender or any applicable Lending Installation or the LC Issuer to any taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(b)                                 imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(c)                                  imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within fifteen days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2                                 Changes in Capital Adequacy Regulations.  If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within fifteen days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy).  “Change” means (i) any change after the date of this

Agreement in the Risk Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer.  “Risk-Based Capital Guidelines” means (i) the risk based capital guidelines in effect in the U.S. on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the U.S. implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3                                 Availability of Types of Advances.  If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4                                 Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5                                 Taxes.

(a)                                  All payments to or for the account of any Lender, the LC Issuer, the Agent or any other Secured Party hereunder or under any Loan Document shall be made free and clear of and without deduction or withholding of or for any and all Taxes, unless required by applicable law.  If Taxes shall be required by law to be deducted or withheld from or in respect of any sum payable hereunder to any Lender, the LC Issuer, the Agent or other Secured Party, (i) the Borrower shall increase the sum payable as necessary so that such Lender, the LC Issuer, the Agent or other Secured Party (as the case may be) receives and retains an amount equal to the sum it would have received and retained had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof within thirty days after such payment is made.

(b)                                 In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (“Other Taxes”).

(c)                                  The Borrower hereby agrees to indemnify the Agent, the LC Issuer, each Lender and each other Secured Party for the full amount of Taxes and Other Taxes (including,

without limitation, any Taxes and Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer, such Lender or such other Secured Party as a result of its Commitment, any Loans made by it hereunder, any Facility LC issued hereunder or otherwise in connection with its participation in any Loan Document and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within thirty days of the date the Agent, the LC Issuer, such Lender or such other Secured Party makes demand therefor pursuant to Section 3.6.

(d)                                 Each Lender that is not incorporated under the laws of the U.S. or a state thereof (each a “Non-U.S. Lender”) and that is legally entitled to do so agrees that it will, not more than ten Business Days after the date on which it becomes a party to this Agreement, (i) deliver to the Agent two duly completed copies of the applicable U.S. Internal Revenue Service Form W-8.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent.

(e)                                  Should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5(d), the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(f)                                    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower and the Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate or withholding.

(g)                                 If the U.S. Internal Revenue Service or any other governmental authority of the U.S. or any other country or any political subdivision of any of the foregoing asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including without limitation penalties, interest and additions to tax, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including without limitation attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent).  The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

3.6                                 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such

Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under Sections 3.1, 3.2 or 3.3 in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1                                 Closing Date.  This Agreement will not become effective unless the Loan Parties have satisfied each of the following conditions in a manner satisfactory to the Agent, the LC Issuer and the Lenders, and with respect to any condition requiring delivery of any agreement, certificate, document, or instrument, the Loan Parties shall have furnished to the Agent sufficient copies of any such agreement, certificate, document, or instrument for distribution to the Lenders:

(a)                                  This Agreement or counterparts hereof shall have been duly executed by each Loan Party, the Agent, the LC Issuer and the Lenders; and the Agent shall have received duly executed copies of the Loan Documents and such other documents, instruments and agreements as the Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to the Agent;

(b)                                 Each Loan Party shall have delivered copies of its articles or certificate of incorporation or organization, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation or organization;

(c)                                  Each Loan Party shall have delivered copies, certified by its Secretary or Assistant Secretary, of its by-laws or operating, management or partnership agreement and of its Board of Directors’ resolutions or the resolutions of its members and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Loan Party is a party;

(d)                                 Each Loan Party shall have delivered an incumbency certificate, executed by its Secretary or Assistant Secretary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Loan Party;

(e)                                  The Borrower shall have delivered a certificate, signed by the Chief Financial Officer, Chief Restructuring Officer or Chief Accountant of the Borrower, on the initial Credit Extension Date (i) stating that no Default or Unmatured Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article V are true and correct as of such Credit Extension Date, (iii) specifying the deposit account at Bank One which shall be used as the Funding Account and (iv) certifying any other factual matters as may be reasonably requested by the Agent or any Lender;

(f)                                    The Loan Parties shall have delivered written opinions of the Loan Parties’ counsel, addressed to the Agent, the LC Issuer and the Lenders, such opinions to be in form and substance satisfactory to the Agent and its legal counsel;

(g)                                 The Borrower shall have delivered the initial Lender a Revolving Note;

(h)                                 The Borrower shall have delivered money transfer authorizations as the Agent may have reasonably requested;

(i)                                     The Agent shall have received all Lien and other searches that the Agent deems necessary (except with respect to fixed assets and real estate), the Agent shall have been authorized to file any UCC financing statements that the Agent deems necessary to perfect its Liens in the Collateral and Liens creating the security interest in the Collateral with the priority required by the Interim Order and the Loan Documents and in favor of the Agent shall have been perfected;

(j)                                     The Borrower shall have delivered a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the Business Day immediately preceding the Effective Date;

(k)                                  [intentionally omitted];

(l)                                     [intentionally omitted];

(m)                               The Loan Parties shall have delivered to the Agent and the Lenders a schedule of projected thirteen week cash receipts and cash disbursements approved and accepted by the Agent and the Lenders for the period commencing on the Petition Date;

(n)                                 [intentionally omitted];

(o)                                 All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, shall be satisfactory to the Agent and the Lenders;

(p)                                 The Loan Parties shall have received all regulatory approvals (if any) necessary to consummate the Facility and to execute, deliver and perform their respective obligations under, this Agreement and each other Loan Document, including but not limited to approvals from the relevant state public utility commissions and from the Federal Energy Regulatory Commission;

(q)                                 The Borrower shall have delivered evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Agent and otherwise in compliance with the terms of Section 6.7;

(r)                                    The Borrower shall have delivered each Collateral Access Agreement required to be provided by the Agent;

(s)                                  [intentionally omitted];

(t)                                    [intentionally omitted];

(u)                                 [intentionally omitted];

(v)                                 [intentionally omitted];

(w)                               The Borrower shall have paid all of the fees and expenses owing to the Agent, the Arranger, the LC Issuer and the Lenders pursuant to Section 2.10 and Section 9.6(a), as invoiced;

(x)                                   The Effective Date shall occur on or before October 31, 2003;

(y)                                 Except as reflected or disclosed in the Borrower’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities Exchange Commission, or as otherwise disclosed to the Agent and the Lenders in writing prior to September 12, 2003, there shall exist no unstayed action, suit, investigation, litigation or proceeding (other than the Case) pending or, to the knowledge of the Loan Parties, threatened in any court or before any arbitrator or governmental instrumentality that has a reasonable probability of having a Material Adverse Effect;

(z)                                   All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with the Facility and the approval thereof shall be in form and substance reasonably satisfactory to the Agent and the Lenders;

(aa)                            All first-day and related orders entered into by the Bankruptcy Court in the Case shall be in form and substance reasonably satisfactory to the Agent and the Lenders;

(bb)                          The Bankruptcy Court shall have entered an order (the “Interim Order”), in any event not later than ten Business Days following the Petition Date, acceptable in all respects to the Agent and the Lenders on an application or motion by the Borrower, such motion to be satisfactory in form and substance to the Lenders, which Interim Order shall have been entered on such notice to such parties as may be reasonably satisfactory to the Agent and the Lenders, approving borrowing under the Facility up to $50,000,000 of Revolving Loans and granting the Liens and priority described in Section 2.25, which Interim Order shall, among others, (i) approve the Credit Extensions under the Revolving Loans in amounts up to $100,000,000, (ii) approve the payment by the Borrower of all fees provided for in the Loan Documents and any related fee letters (including those payable by the Borrower upon execution of a commitment letter with respect to the aggregate Term Loan Commitment of $390,000,000 and any other fees contemplated in such commitment letter or other fee letter), (iii) lift the automatic stay to permit the Borrower to perform its obligations, and the Agent and the Secured Parties to exercise their rights and remedies with respect to, the Facility and (iv) have not been reversed, vacated, modified, amended or stayed; and

(cc)                            The Loan Parties shall have delivered such other documents as the Agent, the LC Issuer, any Lender or their respective counsel may have reasonably requested.

4.2                                 Term Loan Commitment Effective Date.  The Term Loan Commitment Effective Date shall not occur or be deemed to occur unless the Loan Parties have satisfied each of the following conditions in a manner satisfactory to the Agent, the LC Issuer and the Term Lenders, and with respect to any condition requiring delivery of any agreement, certificate, document, or instrument, the Loan Parties shall have furnished to the Agent sufficient copies of any such agreement, certificate, document, or instrument for distribution to the Term Lenders:

(a)                                  The Effective Date shall have occurred;

(b)                                 Each of the conditions precedent contained in Section 4.3 shall have been met on the Term Loan Commitment Effective Date;

(c)                                  The Borrower shall have provided the Agent with a written notice on or before the date which is thirty days after the Petition Date stating its intention that, upon satisfaction of the applicable conditions precedent contained in this Section 4.2 and in Section 4.3, the Borrower desires to have the Term Loan Commitment Effective Date occur;

(d)                                 The Term Loan Commitment Effective Date shall occur on or before the date which is forty-five days after the Petition Date;

(e)                                  The Agent shall have determined that (i) since the Closing Date, there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Credit Extensions hereunder and (ii) the Loan Parties shall have fully cooperated with the Agent’s syndication efforts including, without limitation, by providing the Agent with information regarding the Loan Parties’ operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Credit Extensions hereunder;

(f)                                    The Borrower shall have delivered a certificate, signed by the Chief Financial Officer, Chief Restructuring Officer or Chief Accountant of the Borrower, on the Term Loan Commitment Effective Date (i) stating that no Default or Unmatured Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article V are true and correct as of such Credit Extension Date and (iii) certifying any other factual matters as may be reasonably requested by the Agent or any Term Lender;

(g)                                 The Agent shall have received all Lien and other searches that the Agent deems necessary, the Agent shall have been authorized to file any UCC financing statements that the Agent deems necessary to perfect its Liens in the Collateral and Liens creating a security interest in the Collateral having the priority set forth in the Orders, Section 2.25 and in the other Loan Documents in favor of the Agent shall have been perfected;

(h)                                 The Agent and the Term Lenders shall have completed their additional business due diligence (including additional field audits and appraisals) and the Borrower’s and its Subsidiaries’ (other than Excluded Subsidiaries) corporate structure, capital structure, material accounts and governing documents shall be acceptable to the Agent and the Term Lenders;

(i)                                     All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of

Governors of the Federal Reserve System, shall be satisfactory to the Agent and the Term Lenders;

(j)                                     The Loan Parties shall have received all regulatory approvals (if any) necessary with respect to the occurrence of the Term Loan Commitment Effective Date and the related increase in Commitments, including but not limited to approvals from the relevant state public utility commissions and from the Federal Energy Regulatory Commission;

(k)                                  The Agent and each Term Lender shall have received internal credit or investment committee approval with respect to the occurrence of the Term Loan Commitment Effective Date, it being understood that the decision of the Agent or any Term Lender whether to approve the occurrence of the Term Loan Commitment Effective Date (and the related increase in Term Loan Commitments) shall be within the sole discretion of the Agent or such Term Lender (as applicable);

(l)                                     The Agent and the Term Lenders shall have received (at Borrower’s expense) and be satisfied with an independent valuation of the business of the Borrower and its Subsidiaries.  The valuation firm shall be engaged directly by the Agent and shall have no direct or indirect interest, financial or otherwise, in the Loan Parties, the Collateral or otherwise;

(m)                               The Agent and the Term Lenders shall have received and be satisfied with an engineering report on the state of the Loan Parties’ infrastructure;

(n)                                 The Bankruptcy Court shall have entered an order, in any event not later than forty-five days following the Petition Date, acceptable in all respects to the Agent and the Term Lenders on an application or motion by the Borrower, such motion to be satisfactory in form and substance to the Term Lenders, which order shall have been entered on such notice to such parties as may be satisfactory to the Agent and the Term Lenders, approving the Facility, borrowing of the Revolving Loans up to the full $100,000,000 and borrowing of the Term Loans up to the full $390,000,000 Term Loan Commitment on a final basis and confirming the granting of the Liens and priority described in Section 2.25, and which order shall approve the repayment of the CSFB Loan;

(o)                                 The Loan Parties shall have delivered each Mortgage (if any) required to be provided by the Agent;

(p)                                 The Loan Parties shall have delivered any requested environmental review reports from firm(s) satisfactory to the Agent, which review reports shall be acceptable to the Agent. Any environmental hazards or liabilities identified in any such environmental review reports shall indicate the Loan Parties’ plans with respect thereto;

(q)                                 The Loan Parties shall have delivered each Collateral Access Agreement required to be provided by the Agent;

(r)                                    The Borrower shall have delivered any Term Notes requested by a Term Lender pursuant to Section 2.21 payable to the order of each such requesting Term Lender;

(s)                                  The Loan Parties shall have delivered resolutions which are in full force and effect authorizing the Advance of the Term Loans together with legal opinions with respect to corporate authorization and related matters, such resolutions and opinions to be in form and substance satisfactory to the Agent; and

(t)                                    The Loan Parties shall have delivered such other documents and legal opinions as the Agent, the LC Issuer, any Term Lender or their respective counsel may have reasonably requested.

4.3                                 Each Credit Extension.  Except as otherwise expressly provided herein, the Lenders shall not be required to make any Credit Extension if on the applicable Credit Extension Date:

(a)                                  There exists any Default or Unmatured Default or any Default or Unmatured Default shall result from any such Credit Extension and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of such Default or Unmatured Default;

(b)                                 Any representation or warranty contained in Article V is untrue or incorrect as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, and the Agent or the Required Lenders shall have determined not to make any Credit Extension as a result of the fact that such representation or warranty is untrue or incorrect;

(c)                                  After giving effect to any Credit Extension, Availability would be less than zero;

(d)                                 The making of such Credit Extension violates any requirement of law or is enjoined, temporarily, preliminarily or permanently;

(e)                                  The Loan Parties shall have failed to deliver any other document reasonably requested by the Agent, the LC Issuer or any Lender; or

(f)                                    If in the case of each Credit Extension on or after the date the Bankruptcy Court enters the Final Order, such state regulatory approvals as the Required Lenders deem necessary (including, without limitation, approval of the public utility commissions for the State of Montana and the State of Nebraska) shall not have been obtained and entered and remain in full force and effect.

Each Borrowing Notice or request for issuance of Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(a), (b), (c) and (f) (if (f) is applicable) have been satisfied.  The Agent may require a duly completed Compliance Certificate as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Agent, the LC Issuer and the Lenders as follows:

5.1                                 Existence and Standing.  Each Loan Party is a corporation or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (with respect to the Borrower, subject to the entry by the Bankruptcy Court of the Interim Order or the Final Order (when entered)).

5.2                                 Authorization and Validity.  Subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when entered) with respect to the Borrower, each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and, with respect to the Borrower subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when entered), the Loan Documents to which such Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms and the Orders.

5.3                                 No Conflict; Government Consent.  Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party or (ii) any Loan Party’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, or operating or other management agreement, as the case may be, (iii) with respect to the Borrower, subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when entered), the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject entered into after the Petition Date or assumed by the Borrower in the Case, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any such indenture, instrument or agreement or (iv) with respect to any Guarantor, the provisions of any indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Loan Party pursuant to the terms of any such indenture, instrument or agreement.  Other than the Orders, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by a Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the granting of Liens under this Agreement, the Orders or any other Loan Document, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4                                 Security Interest in Collateral.  The provisions of the Interim Order (or the Final Order, when entered), this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral owned by the Loan Parties in favor of the Agent, for the benefit of the Agent and the other Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the Loan Parties and all third parties, and having the priority set forth in the Orders, Sections 2.25 and 2.26 and the other Loan Documents.

5.5                                 Financial Statements.

(a)                                  The audited consolidated financial statements of the Borrower and its Subsidiaries for the period ending on December 31, 2002 heretofore delivered to the Lenders were prepared in accordance with GAAP (as in effect on the date such statements were prepared) and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.  The unaudited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Quarter ended June 30, 2003 heretofore delivered by the Borrower to the Lenders were prepared in accordance with GAAP (as in effect on the date such statements were prepared except for the presentation of footnotes and for applicable normal year-end audit adjustments) and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(b)                                 The Projections delivered pursuant to clause (m) of Section 4.1 and dated September 14, 2003, the business plan delivered pursuant to Section 6.41(c) and the most recent Projections delivered to the Agent and the Lenders pursuant to Section 6.1(t), represent the Borrower’s good faith estimate of the future financial performance of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for the period set forth therein.

5.6                                 Material Adverse Change.  Other than changes which customarily occur as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Case, since December 31, 2002 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) which could reasonably be expected to have a Material Adverse Effect.

5.7                                 Taxes.  Except as set forth on Schedule 5.7, each Loan Party has filed all U.S. federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any such Person, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists or except to the extent non-payment is permitted by the Bankruptcy Code.  The U.S. income tax returns of each Loan Party have been audited by the Internal Revenue Service through the Fiscal Year ended December 31, 1999.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are adequate.

5.8                                 Litigation and Contingent Obligations.  Other than the Case and except as disclosed in the Borrower’s public filings filed with the Securities and Exchange Commission prior to the date hereof, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or its Subsidiaries (other than Excluded Subsidiaries) which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.  Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is disclosed in the Borrower’s public filings filed with the Securities and Exchange Commission prior to the date hereof, neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.5.

5.9                                 Capitalization and Subsidiaries.  Schedule 5.9 sets forth (a) a correct and complete list of the name and relationship to the Borrower of each other Loan Party, (b) the location of the chief executive office of the Loan Parties and each other location where any of them have maintained their chief executive office in the past five years, (c) a true and complete listing of each class of each Loan Party’s authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable and (d) the type of entity of each Loan Party.  With respect to each Loan Party, Schedule 5.9 also sets forth the employer or taxpayer identification number of each Loan Party and the organizational identification number issued by each Loan Party’s jurisdiction of organization or a statement that no such number has been issued.  All of the issued and outstanding Capital Stock owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and nonassessable.

5.10                           ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $120,000,000.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $500,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.11                           Accuracy of Information.  No information, exhibit or report furnished by any Loan Party to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.12                           Names; Prior Transactions.  Except as set forth on Schedule 5.12, each Loan Party has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any Acquisition.

5.13                           Regulation U.  No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board.  No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

5.14                           Compliance With Laws.  The Borrower and its Subsidiaries (other than Excluded Subsidiaries) have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.15                           Ownership of Properties.  Except as set forth on Schedule 5.15, on the date of this Agreement, each Loan Party will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Borrower and its Subsidiaries’ most recent consolidated financial statements provided to the Agent as owned by the Loan Parties.

5.16                           Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.17                           Environmental Matters.  In the ordinary course of its business, the officers of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), in the course of which they identify and evaluate potential risks and liabilities accruing to such Persons due to Environmental Laws.  On the basis of this consideration, the Borrower does not reasonably expect that Environmental Laws will have a Material Adverse Effect.  Except as set forth on Schedule 5.17 or as disclosed in the Borrower’s public filings filed with the Securities and Exchange Commission prior to the date hereof, no Loan Party has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or has received notice that it is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

5.18                           Investment Company Act.  No Loan Party is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.19                           Public Utility Holding Company Act; State Utility Regulation.  Except as set forth on Schedule 5.19, no Loan Party is subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions such ability upon any act, approval or consent of any governmental authority or ISO.  Notwithstanding any disclosure set forth on Schedule 5.19, no approval, authorization or consent of any governmental authority or ISO is required in connection with the execution and delivery of this Agreement, the other Loan Documents, the borrowings under this Agreement, the granting of Liens under this Agreement or any other Loan Document.  Each Loan Party is either (i) not a “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as each such term is defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) exempt from registration as a holding company under the Public Utility Holding Company Act of 1935, as amended, by reason of filing an application on Form U-1 in good faith seeking an order of exemption pursuant to Section 3(a)(3) of that Act, and no Loan Party has received notice from the U.S. Securities and Exchange Commission challenging or otherwise calling into question such exemption.

5.20                           Bank Accounts.  As of the Closing Date, Exhibit B to the Security Agreement contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

5.21                           Indebtedness.  As of the Closing Date and after giving effect to the Credit Extensions to be made on the Closing Date (if any), the Borrower and its Subsidiaries (other than Excluded Subsidiaries) have no Indebtedness, except for (i) the Obligations and (ii) any Indebtedness described on Schedule 5.21.  Schedule 5.21 sets forth a complete and accurate listing of all Indebtedness or other obligations secured by the Montana Collateral and the South Dakota Collateral.

5.22                           Affiliate Transactions.  Except as set forth on Schedule 5.22, as of the Closing Date there are no existing or proposed agreements, arrangements, understandings, or transactions between the Borrower or any Subsidiary (other than Excluded Subsidiaries) and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates of any such Person or any members of such Person’s immediate families, other than in the ordinary course of business and upon fair and reasonable terms no less favorable to such Person than such Person would have obtained in a comparable arms length transaction, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of the Borrower or any Subsidiary (other than Excluded Subsidiaries) or any Person with which the Borrower or any Subsidiary has a business relationship or which competes with the Borrower or any

Subsidiary (other than Excluded Subsidiaries) (except that any such Persons may own stock in (but not exceeding 2.0% of the outstanding Capital Stock of) any publicly traded company that may compete with the Borrower or any Subsidiary).

5.23                           Intellectual Property Rights.  As of the Closing Date: (a) Schedule 5.23 sets forth a correct and complete list of all material Intellectual Property Rights of each Loan Party; (b) none of the Intellectual Property Rights listed in Schedule 5.23 is subject to any licensing agreement or similar arrangement except as set forth in Schedule 5.23; (c) the Intellectual Property Rights described in Schedule 5.23 constitute all of the property of such type necessary to the current and anticipated future conduct of each Loan Party’s business; (d) to the best of each Loan Party’s knowledge, no slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Loan Party infringes in any material respect upon any rights held by any other Person; and (e) no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard, or code is pending or, to the knowledge of any Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

5.24                           Insurance. The properties, business and operations of the Loan Parties are insured or reinsured with financially sound and reputable insurance companies not affiliated with the Borrower or any Subsidiary, in such amounts, with such deductibles and covering such risks as are insured against and carried in accordance with applicable law and prudent industry practice by companies engaged in similar businesses as the Loan Parties and owning or operating similar properties.

5.25                           Post Retirement Benefits.  The present value of the expected cost of post retirement medical and insurance benefits payable by the Loan Parties to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $70 million.

5.26                           Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

5.27                           Reportable Transaction.  The Borrower does not intend to treat the Advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

5.28                           Labor Disputes.  Except as set forth on Schedule 5.28, as of the Closing Date (a) no collective bargaining agreement or other labor contract covering employees of any Loan Party is scheduled to expire during the term of this Agreement, (b) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or for any similar purpose and (c) there is no pending or (to the best of the Borrower’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its employees.

5.29                           Orders.  The Interim Order and the Final Order, as applicable, and the transactions contemplated hereby and thereby, are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Agent.

5.30                           No Default.  There exists no Default or Unmatured Default.

5.31                           Montana Megawatts I, LLC; Turbine Collateral.  MM I does not own, and has never owned, any assets other than the Turbine Collateral.  MM I does not have, and has never had, any liability of any kind, contingent or otherwise, since its formation, other than (i) ordinary course administrative expenses not exceeding $1,000,000 in the aggregate and (ii) obligations assumed under and pursuant to that certain Assignment and Assumption Agreement, dated as of September 14, 2001, among MM I, Enron North America Corp., and E-Next Generation LLC.  MM I and NG I have collectively purchased and accepted each item of Turbine Collateral, no rights of return or rejection exist with respect to any Turbine Collateral under the applicable original purchase agreements, and as of the Effective Date the Turbine Collateral is covered by the applicable warranties from the manufacturer contained in the applicable original purchase agreements, and such warranties have not expired, been breached by any Loan Party or otherwise invalidated.  MM I and NG I are collectively the owners of the full, legal and beneficial title to all of the Turbine Collateral, free and clear of all Liens.  The Turbine Collateral has not been placed in service or affixed or installed on any Property and is in the same condition as when received from the manufacturer, without wear and tear of any kind.

5.32                           Borrowing Base Inventory.  The Borrower has good title to all of the Borrowing Base Inventory, free and clear of all Liens.  All of the Borrowing Base Inventory (other than Material and Supplies Inventory) is stored at real Property locations identified on Schedule 5.32 which are owned or leased by the Borrower, free and clear of all Liens (other than Permitted Liens).  Upon the occurrence and during the continuance of a Default, the Agent on behalf of the Secured Parties will be entitled to freely sell, transfer or otherwise dispose of the Borrowing Base Inventory included in the Collateral without restriction of any kind.

5.33                           Principal Real Properties.  As of the Closing Date, Schedule 5.33 sets forth a correct and complete list (categorized by owned or leased Property) of all (i) power generating Property owned or leased by any Loan Party, (ii) electrical transmission Property owned or leased by any Loan Party and having a book value in excess of $1,000,000 and (iii) natural gas storage facilities Property owned or leased by any Loan Party (collectively, the “Gas Storage Facilities”) and having a book value in excess of $1,000,000.  Each of the leases and subleases of real Property described on Schedule 5.33 is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except for defaults resulting from the filing of the Case.  Each Loan Party has good and indefeasible title in fee simple to the real Property identified on Schedule 5.33 as owned by such Loan Party, or valid leasehold interests in all real Property designated therein as “leased” by such Loan Party.  No natural gas is stored upon or within Gas Storage Facilities except pursuant to the applicable Loan Party’s fee or leasehold Property interests.  Each Loan Party possesses all material certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the ownership, operating, leasing and management of the Gas Storage Facilities, all of which are in full force and effect and not the subject of any revocation proceedings, undisclosed amendment, release, suspension, forfeiture and the like.  All material easements, rights of way, leasehold, and other property interests (collectively, the “Easements”), all utility and other services (including electrical, telephone, water and sewage services and facilities), means of transportation, ingress and egress, facilities, other materials and other rights that are reasonably necessary for the operation of the Gas Storage Facilities have been procured or are commercially available to the Gas Storage Facilities at commercially reasonable rates and, to the extent appropriate, arrangement have been made on commercially reasonable terms for such Easements, interests, services, means of transportation and access, facilities, materials and rights.  Each of the

Easements is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any Easement exists.

ARTICLE VI

COVENANTS

Each Loan Party executing this Agreement jointly and severally agrees as to all Loan Parties that from and after the date hereof and until the Facility Termination Date:

6.1                                 Financial and Collateral Reporting.  The Borrower will maintain, for itself and each Subsidiary (other than Excluded Subsidiaries), a system of accounting established and administered in accordance with GAAP, and will furnish to the Lenders:

(a)                                  within ninety days after the close of each Fiscal Year of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), an unqualified (other than with respect to the Case or a going concern qualification) audit report certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), including balance sheets as of the end of such Fiscal Year, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (i) any management letter prepared by said accountants and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default with respect to the covenant set forth in Section 6.29, or if, in the opinion of such accountants, such a Default or Unmatured Default shall exist, stating the nature and status thereof;

(b)                                 within forty-five days after the close of the first three quarterly periods of each Fiscal Year of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Quarter and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Quarter, all certified by its Chief Financial Officer or Chief Accountant and prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments);

(c)                                  within twenty days after the close of each Fiscal Month of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), consolidated and consolidating unaudited balance sheets as at the close of each such Fiscal Month and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of the applicable Fiscal Year to the end of such Fiscal Month, all prepared in accordance with GAAP (except for exclusion of footnotes and subject to normal year-end audit adjustments) and certified by its Chief Financial Officer or Chief Accountant;

(d)                                 [intentionally omitted];

(e)                                  together with each of the financial statements required under clauses (a), (b) and (c) of this Section 6.1, a compliance certificate in substantially the form of Exhibit D (a “Compliance Certificate”) signed by the Chief Financial Officer or Chief Accountant of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

(f)                                    (i) until such time as the initial Credit Extension shall have occurred, not later than the seventh Business Day after the end of each calendar month, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith and (ii) at all times after the initial Credit Extension shall have occurred, as soon as available but in any event within three Business Days of the end of each calendar week, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith (provided that the weekly Borrowing Base Certificate required by this clause (ii) shall be updated weekly with respect to invoicing and collection of cash, and monthly with respect to ineligible Accounts and Borrowing Base Inventory);

(g)                                 as soon as available but in any event within seven Business Days after the end of each calendar month, as of the period then ended, a detailed aged trial balance of the Borrower’s Accounts (reported separately by billed and unbilled Account category type) reconciled to the most recently delivered Borrowing Base Certificate and the weekly “rollforwards” for the previous month delivered pursuant to clause (h) below, prepared in a manner reasonably acceptable to the Agent;

(h)                                 as soon as available but in any event within three Business Days of the end of each calendar week, as of the period then ended:

(i)                                     a “rollforward” of the Borrower’s Accounts from the previously delivered month-end aged trial balance delivered pursuant to clause (g) above, such “rollforward” to consist of a sales journal, a collection journal and a credit journal reflecting activity for the most recent calendar week (reported separately by billed and unbilled Account category type) in a manner reasonably acceptable to the Agent;

(ii)                                  a worksheet of calculations prepared by the Borrower to determine Eligible Billed Accounts, Eligible Unbilled Accounts, Eligible Stored Gas Inventory, Eligible Working Gas and Fuel Inventory, Eligible Materials and Supplies Inventory and Eligible Turbine Collateral, such worksheet detailing the Accounts (reported separately by billed and unbilled Account category type), Borrowing Base Inventory and Turbine Collateral excluded from Eligible Billed Accounts, Eligible Unbilled Accounts, Eligible Stored Gas Inventory, Eligible Working Gas and Fuel Inventory, Eligible Materials and Supplies Inventory and Eligible Turbine Collateral, respectively, and the reason for such exclusion; provided that until the first Credit Extension shall have occurred the Borrower shall only be required to deliver the information required by this clause (ii) on or before the seventh Business Day after the end of each calendar month; and

(iii)                               a reconciliation of the Borrower’s Accounts, Borrowing Base Inventory and Turbine Collateral between the amounts shown in the Borrower’s and its Subsidiaries’ books and financial statements and the reports delivered pursuant to clause (i) above;

(i)                                     as soon as available but in any event within seven Business Days after the end of each calendar month, a schedule detailing the Stored Gas Inventory, Working Gas and Fuel Inventory and Materials and Supplies Inventory (collectively, the “Borrowing Base

Inventory”) in form satisfactory to the Agent, (1) by location, product type, and volume on hand, which Borrowing Base Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Agent has previously indicated to the Borrower are deemed by the Agent to be appropriate, (2) including a report of any variances or other results of Borrowing Base Inventory measurements performed by the Loan Parties since the last Borrowing Base Inventory schedule (including information regarding sales or other reductions, additions, depletions, credits issued by any Loan Party and complaints and claims made against any Loan Party) and (3) reconciled to the Borrowing Base Certificate delivered as of such date;

(j)                                     as soon as available but in any event not later than the seventh Business Day after the end of each calendar month, as of the month then ended, a schedule and aging of the Borrower’s and its Subsidiaries (other than Excluded Subsidiaries) accounts payable;

(k)                                  promptly upon the Agent’s request:

(i)                                     access to invoices in connection with the invoices issued by the Borrower in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)                                  copies of purchase orders, invoices, and shipping and delivery documents in connection with any Borrowing Base Inventory, Equipment or other assets purchased by any Loan Party; and

(iii)                               a schedule detailing the balance of all intercompany accounts of the Borrower and its Subsidiaries;

(l)                                     on the first Business Day of the month of January and June, a certificate of good standing for each Loan Party from the appropriate governmental officer in its jurisdiction of incorporation, formation, or organization;

(m)                               as soon as possible and in any event within five Business Days of filing thereof, copies of all tax returns filed by the Borrower or any Subsidiary (other than Excluded Subsidiaries) with the U.S. Internal Revenue Service;

(n)                                 as soon as possible and in any event within two-hundred and seventy days after the close of the Fiscal Year of the Borrower, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

(o)                                 as soon as possible and in any event within ten days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer or Chief Accountant of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(p)                                 as soon as possible and in any event within five Business Days of filing therewith with the PBGC, the U.S. Internal Revenue Service or any other governmental entity, a copy of each annual report or other filing with respect to any Plan;

(q)                                 as soon as possible and in any event within five Business Days after receipt by any Loan Party, a copy of (i) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party, or any other Person of any toxic or hazardous waste or substance into the environment and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Loan Party;

(r)                                    concurrently with the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

(s)                                  promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any Subsidiary (other than Excluded Subsidiaries) files with the Securities and Exchange Commission;

(t)                                    not later than 5:00 p.m. Chicago time on each Wednesday, the unaudited weekly cash flow reports of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis and as of the end of such week, and on a cumulative basis from September 15, 2003 (the “Projections”);

(u)                                 not later than 5:00 p.m. Chicago time on each Wednesday, the Borrower’s forecast of cash receipts and disbursements for the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for the ensuing 13-week period; and

(v)                                 such other information (including nonfinancial information) as the Agent or any Lender may from time to time reasonably request.

6.2                                 Use of Proceeds.

(a)                                  The Borrower will use the proceeds of Credit Extensions under the Revolving Commitment solely for working capital, other general corporate purposes of the Borrower and the other Loan Parties (not otherwise prohibited by this Agreement) and for Permitted Pre-Petition Payments.  The Borrower will use the proceeds of Term Loans solely to repay the CSFB Loan in full.

(b)                                 The Borrower will not, nor will it permit any Loan Party to, use any of the proceeds of the Credit Extensions to (i) purchase or carry any Margin Stock in violation of Regulation U, (ii) repay or refinance any Indebtedness of any Person incurred to buy or carry any Margin Stock, (iii) acquire any security in any transaction that is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934 (and the regulations promulgated thereunder) or (iv) make any Acquisition.

6.3                                 Notices.  Each Loan Party will give prompt notice in writing to the Agent and the Lenders of:

(a)                                  the occurrence of any Default or Unmatured Default;

(b)                                 any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

(c)                                  the assertion by the holder of any post-petition Indebtedness of the Borrower or Indebtedness of the Borrower assumed in the Case, in each case in excess of $250,000, that any default exists with respect thereto or that any Loan Party is not in compliance therewith;

(d)                                 the assertion by the holder of any Indebtedness of any Subsidiary (other than Excluded Subsidiaries) in excess of $250,000 that any default exists with respect thereto or that any Subsidiary (other than Excluded Subsidiaries) is not in compliance therewith;

(e)                                  receipt of any written notice that the Borrower or any Subsidiary (other than Excluded Subsidiaries) is subject to any investigation by any governmental entity with respect to any potential or alleged violation of any applicable Environmental Law or of imposition of any Lien against any Property of any such Person for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

(f)                                    receipt of any notice of litigation commenced or threatened against the Borrower and not stayed as part of the Case that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by the Borrower, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws or (vi) challenges the validity or enforceability of this Agreement or any other Loan Document;

(g)                                 receipt of any notice of litigation commenced or threatened against any Subsidiary (other than Excluded Subsidiaries) that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any such Person or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws;

(h)                                 any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral;

(i)                                     the decision to change, (i) the Borrower’s or any Subsidiary’s (other than Excluded Subsidiaries) name or type of entity, (ii) the Borrower’s or any Subsidiary’s (other than Excluded Subsidiaries) articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, or operating or other management agreement and (iii) the location where any Collateral is held or maintained; provided that, in no event shall the Agent receive notice of such change less than thirty days prior thereto;

(j)                                     commencement of any proceedings against the Borrower or any Subsidiary (other than Excluded Subsidiaries) contesting any tax, fee, assessment, or other governmental charge in excess of $250,000;

(k)                                  the opening of any new deposit account by the Borrower or any Subsidiary (other than Excluded Subsidiaries) with any bank or other financial institution;

(l)                                     any loss, damage or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance;

(m)                               any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located or with respect to any Easements (which shall be delivered within two Business Days after receipt thereof);

(n)                                 all material amendments to material real estate leases, together with a copy of each such amendment;

(o)                                 immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any Subsidiary (other than Excluded Subsidiaries) in a manner which could reasonably be expected to have a Material Adverse Effect;

(p)                                 the fact that the Borrower or any Subsidiary (other than Excluded Subsidiaries) has entered into a Rate Management Transaction or an amendment to a Rate Management Transaction, together with copies of all agreements evidencing such Rate Management Transactions or amendments thereto (which shall be delivered within two Business Days); and

(q)                                 any other matter as Agent may reasonably request.

6.4                                 Conduct of Business.  Each Loan Party will, and will cause its Subsidiaries (other than Excluded Subsidiaries), to:

(a)                                  carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted;

(b)                                 do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

(c)                                  keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements previously delivered to the Agent in connection with the Effective Date;

(d)                                 at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and

(e)                                  transact business only in its name and such corporate and trade names as are set forth in Schedule 5.12.

6.5                                 Taxes.  Each Loan Party will, and will cause its Subsidiaries (other than Excluded Subsidiaries) to, timely file complete and correct U.S. Federal and applicable foreign, state and local tax returns required by law, except if non-filing is permitted by the Bankruptcy Code for the period during which such non-filing is permitted by the Bankruptcy Code.  The Borrower will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, Property or Collateral, arising after the Petition Date or ordered to be paid by the Bankruptcy Court, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.  Each Subsidiary (other than Excluded Subsidiaries) will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, Property or Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

6.6                                 Payment of Indebtedness and Other Liabilities.  (i) The Borrower will pay or discharge when due all Material Indebtedness arising after the Petition Date owed by the Borrower under executory contracts assumed in the Case or entered into after the Petition Date, and all other liabilities and obligations due and ordered by the Bankruptcy Court to be paid to materialmen, mechanics, carriers, warehousemen, and landlords, except that the Borrower may in good faith contest, by appropriate proceedings diligently pursued, any such obligations and (ii) each Subsidiary (other than Excluded Subsidiaries) will pay or discharge when due all Material Indebtedness owed by such Person, and all other liabilities and obligations due to be paid to materialmen, mechanics, carriers, warehousemen, and landlords, except that in each of (i) and (ii) above the applicable Person may in good faith contest, by appropriate proceedings diligently pursued, any such obligations; provided that (a) adequate reserves have been set aside for such liabilities in accordance with GAAP, (b) such liabilities would not result in aggregate liabilities in excess of $250,000, (c) no Lien shall be imposed to secure payment of such liabilities that is superior to the Agent’s Liens securing the Secured Obligations, (d) none of the Collateral becomes subject to forfeiture or loss as a result of the contest and (e) such Person shall promptly pay or discharge such contested liabilities, if any, and shall deliver to the Agent evidence reasonably acceptable to the Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Person or the conditions set forth in this proviso are no longer met.

6.7                                 Insurance.

(a)                                  The Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall at all times maintain, with financially sound and reputable carriers having a Financial Strength rating of at least A+ by A.M. Best Company, insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability and (v) and such other hazards, as is customary in the business of such Person.  All such insurance shall be in amounts, cover such assets and be under policies acceptable to the Agent in its Permitted Discretion.  In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the applicable Person shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by such Loan Party within a “Special Flood Hazard Area”).  The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.  All premiums on such insurance shall be paid when due by the applicable Person, and copies of the policies delivered to the Agent.  Unless the Borrower provides the Agent with evidence of the insurance coverage required by this Agreement, the Agent may purchase insurance at the Borrower’s expense to protect the Agent’s and the Secured Parties’ interests in the Collateral.  This insurance may, but need not, protect the Borrower’s and its Subsidiaries interests.  The coverage that the Agent purchases may not pay any claim that the Borrower or its Subsidiaries make or any claim that is made against such Person in connection with the Collateral.  The Borrower may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that the Borrower or the applicable Subsidiary has obtained insurance as required by this Agreement.  If the Agent purchases insurance for the Collateral, the Borrower will be responsible for the costs of that insurance, including interest and any other charges the Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Borrower’s total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance the Borrower may be able to obtain on its own.  By purchasing such insurance, the Agent shall not be deemed to have waived any Default or Unmatured Default arising from any

Person’s failure to maintain such insurance or pay any premiums therefor.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will use or permit any Property to be used in violation of applicable law or in any manner which might render inapplicable any insurance coverage.

(b)                                 All insurance policies required under Section 6.7(a) shall name the Agent (for the benefit of the Agent and the other Secured Parties) as an additional insured or as loss payee (with respect to Property on which the Agent has the first priority Lien), as applicable, and shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance satisfactory to the Agent, which provide that:

(i)                                     all proceeds thereunder with respect to any Collateral shall be payable to the Agent (with respect to Property on which the Agent has the first priority Lien);

(ii)                                  no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy; and

(iii)                               such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Agent.

(c)                                  Notwithstanding the foregoing, any insurance or condemnation proceeds received by the Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall be immediately forwarded to the Agent (unless the Borrower or such Subsidiary is contractually obligated to forward such proceeds to another secured party having a Permitted Lien which is senior to the Lien of the Agent granted pursuant to the Collateral Documents) and the Agent may, at its option, apply any such proceeds to the reduction of the Obligations in accordance with Section 2.15(d), provided that in the case of insurance proceeds pertaining to any Person other than the Borrower, such insurance proceeds shall be applied to the Loans owing by the Borrower. The Agent may permit or require the Borrower or any Subsidiary (other than Excluded Subsidiaries) to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.  Notwithstanding the foregoing, if (i) no Default or Unmatured Default has occurred and is continuing, (ii) the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and (iii) such insurance proceeds do not exceed $250,000 in the aggregate, upon the Borrower’s or the applicable Subsidiary’s request, the Agent shall permit the Borrower or such Subsidiary to replace, restore, repair or rebuild the property; provided that, if the Borrower or such Subsidiary has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 90 days of such casualty, the Agent may apply such insurance proceeds to the Obligations in accordance with Section 2.15.  All insurance proceeds that are to be made available to the Borrower or a Subsidiary to replace, repair, restore or rebuild the Collateral shall be applied by the Agent to reduce the outstanding principal balance of the Revolving Loans (which application shall not result in a permanent reduction of the Revolving Commitment) and upon such application, the Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied.  All insurance proceeds made available to any Subsidiary to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account.  In either case, thereafter, such funds shall be made available to the Borrower or the applicable Subsidiary to provide funds to replace, repair, restore or rebuild the Collateral as follows:

(i)                                     Borrower shall request a Revolving Loan or the applicable Subsidiary shall request a release from the cash collateral account be made in the amount needed;

(ii)                                  so long as the conditions set forth in Section 4.3 have been met, the Revolving Lenders shall make such Revolving Loan or the Agent shall release funds from the cash collateral account; and

(iii)                               in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Loan.

6.8                                 Compliance with Laws.  The Borrower and its Subsidiaries (other than Excluded Subsidiaries) will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

6.9                                 Maintenance of Properties and Intellectual Property Rights.  The Borrower and its Subsidiaries (other than Excluded Subsidiaries) will do all things necessary to (i) maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and (ii) obtain and maintain in effect at all times all material franchises, governmental authorizations, Intellectual Property Rights, licenses and permits, which are necessary for it to own its Property or conduct its business as conducted on the Closing Date.  The Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall timely and fully pay and perform its obligations under all Easements.

6.10                           Inspection.  Each Loan Party will, and will cause each other Subsidiary (other than Excluded Subsidiaries) to, permit the Agent and the Lenders, by their respective employees, representatives and agents, from time to time upon two Business Days’ prior notice as frequently as Agent reasonably determines to be appropriate, to (a) inspect any of the Property, the Collateral, and the books and financial records of such Person, (b) examine, audit and make extracts or copies of the books of accounts and other financial records of such Person, (c) have access to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of such Person and (d) review, evaluate and make test verifications and counts of the Accounts and other Collateral of such Person.  If a Default or an Unmatured Default has occurred and is continuing, each Loan Party shall, and shall cause each other Subsidiary (other than Excluded Subsidiaries) to, provide such access to the Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Default has occurred and is continuing, each Loan Party shall, and shall cause each other Subsidiary (other than Excluded Subsidiaries) to, provide the Agent and each Lender with access to its suppliers.  Each Loan Party shall, and shall cause each other Subsidiary (other than Excluded Subsidiaries) to, promptly make available to the Agent and its counsel originals or copies of all books and records that the Agent may reasonably request. The Loan Parties acknowledge that from time to time the Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Borrower and its Subsidiaries assets for internal use by the Agent and the Lenders from information furnished to it by or on behalf of the Borrower and its Subsidiaries, after the Agent has exercised its rights of inspection pursuant to this Agreement.

6.11                           Appraisals.  Whenever a Default or Unmatured Default exists, and at such other times as the Agent requests, the Loan Parties shall, at their sole expense, provide the Agent with appraisals or updates thereof of their Borrowing Base Inventory, Turbine Collateral, other Equipment, real Property or other Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders.

6.12                           Communications with Accountants.  Each Loan Party executing this Agreement authorizes (a) Agent and (b) so long as a Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to communicate to the Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party; provided that, so long as no Default shall have occurred and be continuing the Borrower shall be provided with the opportunity to be present during any such communication.

6.13                           Collateral Access Agreements and Real Estate Purchases.  Upon request from the Agent, each Loan Party shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent.  After the Closing Date, no real property or warehouse space shall be leased by any Loan Party unless and until, if requested by the Agent, a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, any Collateral at that location shall be excluded from the Borrowing Base subject to such Reserves as may be established by the Agent.  Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.  To the extent permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in real Property after the Closing Date, it shall if requested by the Agent first provide to the Agent a mortgage or deed of trust granting Agent a first priority Lien on such real Property, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to the Agent.

6.14                           Control Agreements.  Not later than (i) the date which is thirty days after the Closing Date or (ii) the date the Bankruptcy Court enters the Final Order, whichever occurs first, the Loan Parties will provide to the Agent a Deposit Account Control Agreement or a securities account control agreement (each such securities account control agreement to be in form and substance reasonably satisfactory to the Agent), as applicable, duly executed on behalf of each financial institution holding a deposit account or securities account of a Loan Party as set forth in the Security Agreement; provided that, the Agent may, in its discretion, defer delivery of any such Deposit Account Control Agreement or securities account control agreement, establish a Reserve with respect to any deposit account or securities account for which the Agent has not received such an agreement, and require the Loan Party to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement or securities account control agreement.  Until such time as the Loan Parties shall have provided the Agent with Deposit Account Control Agreements and securities account control agreements as required by this Section 6.14, the Borrower shall cause Availability to at all times equal or exceed $25,000,000.

6.15                           Additional Collateral; Further Assurances.  Upon the request of the Agent, each Loan Party shall (i) grant Liens to the Agent, for the benefit of the Agent and the Secured Parties, pursuant to such documents as the Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Agent may request to perfect the Liens of the Agent in any Property of such Loan Party which constitutes Collateral, including any parcel of real Property located in the U.S. owned by any Loan

Party and (ii) in connection with the foregoing requirements, or either of them, deliver to the Agent all items of the type required by Section 4.1 (as applicable).

(a)                                  Each Loan Party will cause 100% of the issued and outstanding Capital Stock of any Person owned by such Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Orders and the Loan Documents or other security documents as the Agent shall reasonably request; provided that with the written approval of the Agent upon request of the Borrower (such approval to be in the Agent’s discretion) the pledge of Capital Stock with respect to any Foreign Subsidiary may be limited to 65% (or such greater percentage that in the Agent’s determination and discretion, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each Foreign Subsidiary directly owned by the Borrower or any Domestic Subsidiary.

(b)                                 Without limiting the foregoing, each Loan Party shall execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

6.16                           Dividends.

(a)                                  Neither the Borrower nor any Subsidiaries (other than Excluded Subsidiaries) will declare or pay any dividends or make any distributions on its Capital Stock or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that any such Person may declare and pay dividends or make distributions to the Borrower.

(b)                                 Neither the Borrower nor any Subsidiaries (other than Excluded Subsidiaries) shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by such Person to the Borrower or any other Loan Party.

6.17                           Indebtedness.  The Borrower will not, nor will it permit any Subsidiary (other than Excluded Subsidiaries) to, create, incur or suffer to exist any Indebtedness, except:

(a)                                  the Obligations;

(b)                                 Indebtedness existing on the date hereof and described in Schedule 5.21;

(c)                                  purchase money Indebtedness incurred in connection with the purchase of any Fixed Assets; provided that, the amount of such purchase money Indebtedness shall be limited to an amount not in excess of the purchase price of such Equipment and the aggregate of all such purchase money Indebtedness incurred after the Closing Date shall not exceed $1,000,000; and

(d)                                 Capitalized Lease Obligations not in excess of $15,000,000 during the term of this Agreement (inclusive of any Capitalized Lease Obligations set forth on Schedule 5.21).

6.18                           Capital Structure.  If all or any part of a Loan Party’s Capital Stock has been pledged to the Agent, that Loan Party shall not issue additional Capital Stock. Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

6.19                           Merger.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will merge or consolidate with or into any other Person, except that any Loan Party (other than the Borrower) may merge with any other Loan Party (other than the Borrower).

6.20                           Sale of Assets.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will lease, sell or otherwise dispose of its Property (including any Capital Stock owned by it) to any other Person, except:

(a)                                  sales of inventory in the ordinary course of business;

(b)                                 the sale or other disposition of Equipment that is obsolete or no longer useful in such Person’s business and having a book value not exceeding $5,000,000 in the aggregate for the Borrower and its Subsidiaries (other than Excluded Subsidiaries) since the Closing Date;

(c)                                  sale of the assets described on Schedule 6.20;

(d)                                 sales of assets to the extent any such sale is expressly approved by an order of the Bankruptcy Court which has not been stayed, vacated or reversed; and

(e)                                  the sale or disposition of other assets having a book value not exceeding $5,000,000 in the aggregate for the Borrower and its Subsidiaries (other than Excluded Subsidiaries) since the Closing Date;

provided that all sales or other dispositions permitted hereby shall be made for fair value and (other than those permitted by clause (a) above) shall be for consideration consisting of at least 85% cash; provided further that sales of assets of Expanets or Blue Dot shall not be subject to the 85% cash consideration requirement if such sales are approved by an order of the Bankruptcy Court which has not been stayed, vacated or reversed.  The Net Cash Proceeds of any sale or disposition permitted pursuant to this Section 6.20 (other than pursuant to clause (a) above) shall be delivered to the Agent as required by Section 2.15 and applied to the Obligations as set forth therein.

6.21                           Investments and Acquisitions.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will (a) make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, (b) create any Subsidiary, (c) become or remain a partner in any partnership or joint venture or (d) make any Acquisition, except:

(i)                                     Cash Equivalent Investments;

(ii)                        Investments in Subsidiaries other than Loan Parties existing as of the Closing Date (but excluding any additional capital contribution or other additional Investment in such Subsidiary);

(iii)                     Investments in Subsidiaries that are Loan Parties in the ordinary course of business and consistent with past practice; and

(iv)                    other Investments in existence on the Closing Date and described in Schedule 6.21 (but excluding any additional capital contribution or other additional Investment in such Person or with respect to such Investment).

6.22                           Liens.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will create, incur, or suffer to exist any Lien in, of, or on the Property of such Person, other than Permitted Liens.

6.23                           Change of Corporate Name or Location; Change of Fiscal Year.  No Loan Party shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization or (e) change its state of incorporation or organization, in each case, unless (1) the Agent shall have received at least thirty days prior written notice of such change and (2) the Agent shall have either determined that such change will not adversely affect the validity, perfection or priority of the Agent’s security interest in the Collateral, or the Agent shall have acknowledged in writing that any reasonable action requested by the Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Agent, on behalf of Lenders, in any Collateral), provided that, any new location shall be in the continental U.S.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall change its Fiscal Year.

6.24                           Affiliate Transactions.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer (including, without limitation, any payment or transfer with respect to any fees or expenses for management services) to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Person’s business and upon fair and reasonable terms no less favorable to such Person than such Person would obtain in a comparable arms length transaction.

6.25                           Amendments to Agreements.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will terminate its articles of incorporation, charter, certificate of formation, by-laws, operating, management or partnership agreement or other organizational document in a manner materially adverse to the Lenders.

6.26                           Intentionally omitted.

6.27                           Financial Contracts.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall enter into or remain liable upon any Financial Contract except Permitted Financial Contracts.

6.28                           Capital Expenditures.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall expend, or be committed to expend, in excess of $82,500,000 for Capital Expenditures in the aggregate for the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for the period commencing on the Closing Date and continuing through the term of this Agreement.

6.29                           Minimum EBITDAR.  On or before the date which is the earlier of (i) thirty days after the Effective Date and (ii) the entry of the Final Order by the Bankruptcy Court, the Borrower and the Required Lenders shall agree on a monthly minimum EBITDAR financial covenant test, such covenant test to be measured at the end of each Fiscal Month commencing with the Fiscal Month ended October 31, 2003, for the period commencing on September 1, 2003 and ending on the last day of the applicable Fiscal Month.  Each Loan Party acknowledges and agrees that the agreement of the Required Lenders to the minimum EBITDAR financial covenant shall be at the sole and absolute discretion of the Required Lenders and that any failure to agree on such financial covenant by the date set forth above shall be an immediate Default.

6.30                           [Intentionally omitted.].

6.31                           Real Property Purchases. Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall purchase a fee simple ownership, easement, right of way or similar interest in real Property except in the ordinary course of business consistent with past practice.

6.32                           Sale of Accounts.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall sell or otherwise dispose of any notes receivable or accounts receivable (other than the Colstrip Accounts (as defined the Security Agreement)), with or without recourse, except for the write-off or settlement of accounts in the ordinary course of business consistent with past practice.

6.33                           Contingent Obligations.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) will incur any Contingent Obligations except (i) for any guaranty of Indebtedness or other obligations of the Borrower or any Subsidiary (other than Excluded Subsidiaries) if such Person could have incurred such Indebtedness or obligations under this Agreement and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

6.34                           Chapter 11 Claims.  The Borrower will not incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent and the Secured Parties against the Borrower, except the Carve-Out.

6.35                           [Intentionally omitted].

6.36                           Bankruptcy Court.  The Borrower will use commercially reasonable efforts to obtain the approval of the Bankruptcy Court of this Agreement and the other Loan Documents.  The Borrower will deliver to the Agent, the Agent’s counsel and the Lenders all material pleadings, motions and other documents filed on behalf of all of the Loan Parties with the Bankruptcy Court.

6.37                           Operating Leases; Sale and Leaseback Transactions.

(a)                                  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall become liable or remain liable as lessee or guarantor or other surety with respect to any operating lease except that the Borrower and any Subsidiary (other than Excluded Subsidiaries) may (i) remain liable with respect to any operating lease entered into prior to the Petition Date and (ii) become and remain liable with respect to operating leases entered into on or after the Petition Date so long as the aggregate amount of all rents paid or accrued under all such operating leases entered into after the Petition Date shall not exceed $1,000,000 in the aggregate since the Closing Date.

(b)                                 Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall enter into any Sale and Leaseback Transaction.

6.38                           Prepayment of Indebtedness.  Neither the Borrower nor any Subsidiary (other than Excluded Subsidiaries) shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations, (ii) Permitted Pre-Petition Payments and (iii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.20.

6.39                           Turbine Collateral.  The Borrower shall at all times (i) cause the Turbine Collateral to be free from any Lien (other than the Lien in favor of the Agent for the benefit of the Secured Parties), (ii) keep the Turbine Collateral located at a location owned by the Borrower in fee simple on real Property not subject to any Liens unless the Borrower shall have caused to be delivered to the Agent such Collateral Access Agreements as the Agent may request and (iii) cause the Turbine Collateral to be maintained in its original condition as delivered to MM I from the manufacturer (and not placed in service in any manner).  In addition, the Borrower shall not, and shall not permit any other Person to, allow the Turbine Collateral to become installed or affixed in any manner, in part or whole, to any other Property.

6.40                           Rating.  The Borrower shall use its best efforts to obtain a rating for the Revolving Loans and the Term Loans from, at the Agent’s option, Moody’s, S&P and/or Fitch prior to the Term Loan Commitment Effective Date, and in any event shall continue to use such best efforts until the rating(s) are obtained.

6.41Certain Post-Closing Covenants

(a)                                  On or before the date the Final Order is entered, the Borrower shall cause each of Canadian-Montana Pipe Line Company and Risk Partners Assurance, Ltd. to guarantee the Obligations and pledge substantially all of its assets to secure such Guaranty; provided that the Borrower shall not be so obligated if, in the reasonable determination of the Agent in its sole discretion, such guarantee or pledge shall cause a material cash tax liability for the Borrower and its Subsidiaries (other than Excluded Subsidiaries) taken as a whole or otherwise impose a material regulatory or other material economic burden on the Borrower and its Subsidiaries (other than Excluded Subsidiaries).

(b)                                 On or before October 3, 2003, the Borrower shall (i) take or cause to be taken such action as is requested by the Agent to cause the Capital Stock of any Subsidiary pledged as Collateral that is represented by an “uncertificated security” for purposes of the UCC to be represented by a “certificated security” for purposes of the UCC and (ii) cause such certificate or instrument to be delivered to the Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC, and otherwise comply with the terms of the Security Agreement with respect to such Capital Stock.

(c)                                  On or before September 23, 2003, the Agent and the Lenders shall have received the business plan of the Borrower and its Subsidiaries (other than Excluded Subsidiaries), which business plan shall include a financial history on a monthly basis for the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for the fiscal period ending June 30, 2004 and projections on a monthly basis for the Fiscal Years ending December 31, 2003 and 2004 (with the projections for Fiscal Year 2003 to be from September 1 through December 31, 2003), prepared by the Loan Parties and in form and substance acceptable to the Agent and the Lenders.

(d)                                 On or before September 26, 2003, the Borrower shall deliver, or cause to be delivered, all original stock certificates, notes and instruments, together with blank undated stock powers (in form reasonably acceptable to the Agent), with respect to all Pledged Collateral (as defined in the Security Agreement).

(e)                                  On or before October 3, 2003, the Borrower shall cause the Capital Stock of Risk Partners Assurance, Ltd. to be pledged to the Agent for the benefit of the Secured Parties pursuant to Collateral Documents (including, without limitation, a charge or other pledge agreement pursuant to Bermuda law) in form and substance reasonably satisfactory to the Agent.

(f)                                    The Loan Parties will cooperate with the Agent in connection with the completion of all Lien searches reasonably requested by the Agent.

(g)                                 The Loan Parties shall promptly, but in any event within sixty days of the Effective Date, take all actions necessary to ensure that all material Patents, Trademarks, and Copyrights pledged pursuant to the Security Agreement, including, without limitation, those set forth on Exhibit D thereto, are submitted for registration with the Patent and Trademark Officer under the current names of the respective entities owning such Patents, Trademarks, and Copyrights.

(h)                                 (i) On or before September 26, 2003, the Loan Parties shall deliver to the Agent Schedules 1(a), 5.21 and 6.21 to this Agreement and Exhibit G to the Security Agreement and (ii) on or before October 3, 2003, the Loan Parties shall deliver to the Agent Schedule 5.32 and 5.33 to this Agreement and Exhibits A and F to the Security Agreement, each of such schedules and exhibits to be in form and substance acceptable to the Agent in its sole discretion, such schedules and exhibits to be annexed to this Agreement and the Security Agreement pursuant to amendments to this Agreement and the Security Agreement (such amendments to be in form and substance satisfactory to the Agent).

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a “Default” hereunder:

(a)                                  any representation or warranty made or deemed made by or on behalf of any Loan Party to any Lender or the Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with any of the foregoing shall be materially false on the date as of which made;

(b)                                 nonpayment, when due (whether upon demand or otherwise), of any principal, interest, fee, Reimbursement Obligation or any other obligation owing under any of the Loan Documents;

(c)                                  the breach by any Loan Party of any of the terms or provisions of Section 6.1,  6.2, 6.3(a), 6.7, 6.15 through 6.23 or 6.25 through 6.41;

(d)                                 the breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of (i) Section 6.3 (other than Section 6.3(a)), 6.4 through 6.6, 6.8 through 6.14 or 6.24 of this Agreement which is not remedied within five days after the earlier of such breach or written notice from the Agent or any Lender or (ii) any other Section of this Agreement which is not remedied within fifteen days after the earlier of such breach or written notice from the Agent or any Lender;

(e)                                  the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document in any material respect (other than this Agreement), which default or breach continues beyond any period of grace therein provided;

(f)                                    the Borrower shall breach any provision of the Interim Order or the Final Order;

(g)                                 any Subsidiary (other than Excluded Subsidiaries) shall (i) have an order for relief entered with respect to it under the Bankruptcy Code as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Bankruptcy Code as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this clause (g) or (vi) fail to contest in good faith any appointment or proceeding described in clause (h) of this Article VII;

(h)                                 a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Subsidiary (other than Excluded Subsidiaries) or any Substantial Portion of its Property, or a proceeding described in clause (g)(iv) of this Article VII shall be instituted against any Subsidiary (other than Excluded Subsidiaries) and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty consecutive days;

(i)                                     any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower or any Subsidiary (other than Excluded Subsidiaries) which, when taken together with all other Property of any such Person so condemned, seized, appropriated, or taken custody or control of, during the twelve month period ending with the month in which any such action occurs, constitutes a Substantial Portion;

(j)                                     any loss, theft, damage or destruction of any item or items of Collateral or other property of the Borrower or any Subsidiary (other than Excluded Subsidiaries) occurs which could reasonably be expected to cause a Material Adverse Effect;

(k)                                  any judgment or order as to a post-petition liability or debt for the payment of money in excess of $1,000,000 not fully covered by insurance shall be rendered against the Borrower and the enforcement thereof shall not have been stayed, or any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower which does or could reasonably be expected to result in a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(l)                                     any Subsidiary (other than Excluded Subsidiaries) shall fail within thirty days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(m)                               the Borrower shall fail to make any payment on any post-petition Indebtedness (other than the Obligations) or any post-petition Contingent Obligations in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $1,000,000 or more (individually or in the aggregate with other Indebtedness to which this clause (m) would otherwise apply), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such post-petition Indebtedness, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or (iii) any such post-petition Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(n)                                 failure of any Subsidiary (other than Excluded Subsidiaries) to pay when due any Material Indebtedness or a default, breach or other event occurs under any term, provision or condition contained in any Material Indebtedness Agreement of any Subsidiary (other than Excluded Subsidiaries), the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; any Material Indebtedness of any Subsidiary (other than Excluded Subsidiaries) shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Subsidiary (other than Excluded Subsidiaries) shall not pay, or admit in writing its inability to pay, its debts generally as they become due;

(o)                                 any Change in Control shall occur;

(p)                                 the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $120,000,000 or any Reportable Event shall occur in connection with any Plan;

(q)                                 the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such

Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum;

(r)                                    the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000;

(s)                                  it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Subsidiary (other than Excluded Subsidiaries) is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a Material Adverse Effect, and the enforcement thereof shall not have been stayed;

(t)                                    any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply in any material respect with any of the terms or provisions of the Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under the Guaranty to which it is a party, or shall give notice to such effect;

(u)                                 any Collateral Document shall for any reason fail to create a valid and perfected security interest in any Collateral purported to be covered thereby with the priority required by the Loan Documents and the Orders, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document (including with respect to any bankruptcy or insolvency proceeding instituted by or against any issuer of Capital Stock constituting Collateral), or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document;

(v)                                 any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing (including, without limitation, in any pleading filed in any court), or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(w)                               the Case shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or the Borrower shall file a motion or other pleading seeking the dismissal of the Case under Section 1112 of the Bankruptcy Code or otherwise; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy

Code shall be appointed in the Case and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within thirty days after the entry thereof; or an application shall be filed by the Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in the Case which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower, or there shall arise or be granted any such pari passu or senior Superpriority Claim;

(x)                                   the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower which have a value in excess of $100,000 in the aggregate;

(y)                                 an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of five days, vacating or (without the written consent of the Agent) otherwise amending, supplementing or modifying any of the Orders;

(z)                                   the Borrower shall make any Pre-Petition Payment other than Permitted Pre-Petition Payments;

(aa)                            the Final Order shall not have been entered by the Bankruptcy Court on or before the date which is forty-five days after the Petition Date;

(bb)                          (i) the Borrower shall fail to pay when due any Operating Lease Obligation arising after the Petition Date or which has been assumed in the Case or (ii) any Subsidiary (other than Excluded Subsidiaries) shall fail to pay when due any Operating Lease Obligation in excess of $1,000,000;

(cc)                            nonpayment by the Borrower or any Subsidiary (other than Excluded Subsidiaries) of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary (other than Excluded Subsidiaries) in any material respect of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto; or

(dd)                          any order, judgment, decree, ruling or similar binding action is taken by any governmental authority having jurisdiction over the Borrower or any Subsidiary (other than Excluded Subsidiaries) which lowers, or has the effect of, lowering the tariff rates charged by the Borrower and its Subsidiaries (other than Excluded Subsidiaries) to their customers to the extent any such action could in the reasonable determination of the Required Lenders have a Material Adverse Effect.

ARTICLE VIII

REMEDIES; WAIVERS AND AMENDMENTS

8.1                                 Remedies.

(a)                                  If any Default occurs, the Agent may in its discretion (and at the written request of the Required Lenders, shall), and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court (but subject to any requirement to give notice by the terms of the Interim Order or the Final Order, as applicable), the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower (with a copy to counsel to the Borrower, counsel for the Official Unsecured Creditors’ Committee appointed in the Case and to the United States Trustee for the District of Delaware), take one or more of the following actions, at the same or different times: (i) terminate or reduce forthwith the Aggregate Commitment or the Revolving Commitment; (ii) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, (iii) declare all or any portion of the Obligations to be due and payable, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, (iv) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, the Agent may either (1) make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount, in immediately available funds (which funds shall be held in the Facility LC Collateral Account), equal to 105% of the Collateral Shortfall Amount or (2) deliver a Supporting Letter of Credit as required by Section 2.1.2(l), whichever the Agent may specify in its sole discretion, (v) increase the rate of interest applicable to the Loans and the LC Fees as set forth in this Agreement and (vi) exercise any rights and remedies provided to the Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.  In addition, subject solely to any requirement to give notice by the terms of the Interim Order or the Final Order, as applicable, the automatic stay provided in Section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Agent and the other Secured Parties may exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the other Secured Parties.

(b)                                 If, within thirty days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(c)                                  If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent an amount equal to 105% of the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(d)                                 The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

(e)                                  At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account.  After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

8.2                                 Waivers by Loan Parties.  Except as otherwise provided for in this Agreement, by applicable law or by the Interim Order or Final Order, as applicable, each Loan Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the Agent may do in this regard, (b) all rights to notice and a hearing prior to the Agent’s taking possession or control of, or to the Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

8.3                                 Amendments.

(a)                                  Subject to the provisions of this Section 8.3, no amendment, waiver or modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 Notwithstanding Section 8.3(a), no such amendment, waiver or other modification with respect to this Agreement shall, without the consent of all of the Lenders affected thereby:

(i)                                     extend the final maturity of any Loan to a date after the Facility Termination Date;

(ii)                                  postpone any regularly scheduled payment of principal of any Loan or reduce or forgive all or any portion of the principal amount of any Loan or any Reimbursement Obligation or reduce the amount or extend the payment date for, the mandatory payments required under Article II;

(iii)                               reduce the rate or extend the time of payment of interest or fees payable to the Lenders pursuant to any Loan Document;

(iv)                              reduce the percentage or number of Lenders specified in the definition of Required Lenders;

(v)                                 extend the Facility Termination Date;

(vi)                              increase the amount of the Aggregate Commitment or the Commitment of any Lender hereunder (other than pursuant to Section 12.3 or as a result of the occurrence of the Term Loan Commitment Effective Date in accordance with the terms and conditions of this Agreement);

(vii)                           increase the advance rates set forth in the definition of Borrowing Base; permit any Loan Party to assign its rights under this Agreement;

(viii)                        amend this Section 8.3;

(ix)                                release any material guarantor of any Credit Extension, except as otherwise permitted herein or in the other Loan Documents; or

(x)                                   except as provided in Section 10.15 or any Collateral Document, release all or substantially all of the Collateral.

(c)                                  No amendment of any provision of this Agreement relating to the Agent or to the Non-Ratable Loans shall be effective without the written consent of the Agent.  No amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer.  The Agent may (i) amend the Commitment Schedule to reflect assignments entered into pursuant to Section 12.3, (ii) waive payment of the fee required under Section 12.3(c) and (iii) implement any Flex-Pricing Provision contained in any commitment letter delivered in connection with the transaction which is the subject of this Agreement without obtaining the consent of any other party to this Agreement so long as, in the case of any implementation of any Flex-Pricing Provisions, the Agent’s actions would not require consent of all of the Lenders pursuant to the foregoing provisions of this Section.

8.4                                 Preservation of Rights.  No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1                                 Survival of Representations.  All representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Credit Extensions herein contemplated.

9.2                                 Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3                                 Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4                                 Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Loan Parties, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Loan Parties, the Agent and the Lenders relating to the subject matter thereof other than those contained in the Fee Letter and any Flex-Pricing Provisions or “cooperation with syndication” provisions contained in any commitment letter entered into in connection with the transaction which is the subject of this Agreement, all of which shall survive and remain in full force and effect during the term of this Agreement.

9.5                                 Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as administrative agent for the Lenders hereunder).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6                                 Expenses; Indemnification.

(a)                                  Expenses.  The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out of pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet or through a service such as Intralinks), review, amendment, modification, and administration of the Loan Documents.  The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out of pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.  Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with:

(i)                                     appraisals of all or any portion of the Collateral, each parcel of real Property or interest in real Property described in any Collateral Document, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (including travel, lodging, meals and other out of pocket expenses for inspections of the Collateral and the Borrower’s operations by the Agent) plus the Agent’s then customary charge for field examinations and audits and the preparation of certain reports (reports showing the results of appraisals, field examinations or audits, and are herein referred to as the “Reports”) which the Borrower acknowledges may be prepared by Bank One or another Person from time to time and which the Borrower agrees may be distributed to the Lenders by Bank One pertaining to the Borrower’s assets from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit);

(ii)                                  any amendment, modification, supplement, consent, waiver or other documents prepared with respect to any Loan Document and the transactions contemplated thereby;

(iii)                               lien and title searches and title insurance;

(iv)                              taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of the Agreement);

(v)                                 sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take;

(vi)                              any litigation, contest, dispute, proceeding or action (whether instituted by Agent, the LC Issuer, any Lender, any Loan Party or any other Person and whether as to party, witness or otherwise) in any way relating to the Collateral, the Loan Documents or the transactions contemplated thereby; and

(vii)                           costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Funding Account and lock boxes, and costs and expenses of preserving and protecting the Collateral.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower.  All of the foregoing costs and expenses may be charged to the Borrower’s Loan Account as Revolving Loans or to another deposit account, all as described in Section 2.17(b).

(b)                                 Indemnification.  The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer, each Lender, their respective Affiliates, and each of their directors, officers and employees, on an after-tax basis, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.  The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7                                 Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8                                 Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.5. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Agent or the Required Lenders shall so request the Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.

9.9                                 Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10                           Nonliability of Lenders.  The relationship between any Loan Party on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of debtor and creditor.  Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Loan Party.  Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Loan Party to review or inform such Loan Party of any matter in connection with any phase of any Loan Party’s business or operations.  The Loan Parties agree that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11                           Confidentiality.  Each Lender agrees to hold any confidential information which it may receive from any Loan Party in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 12.4 and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this

Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.  Notwithstanding anything contained in any Loan Document to the contrary, confidential information shall not include, and each party hereto (and each employee, representative or other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure, and it is hereby confirmed that each party hereto has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

9.12                           Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Credit Extensions provided for herein.

9.13                           Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

ARTICLE X

THE AGENT

10.1                           Appointment; Nature of Relationship.  Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2                           Powers.  The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3                           General Immunity.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, any other Loan Party, the LC Issuer or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4                           No Responsibility for Credit Extensions, Recitals, etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of any Loan Party or any Affiliate of any Loan Party.  The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Loan Parties to the Agent at such time, but is voluntarily furnished by any Loan Party to the Agent (either in its capacity as the Agent or in its individual capacity).

10.5                           Action on Instructions of the Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6                           Employment of Agents and Counsel.  The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders, except as to money or securities received by the Agent or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care.  The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7                           Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.  For purposes of determining compliance with the conditions specified in Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

10.8                           Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower or any other Loan Party for which the Agent is entitled to reimbursement by the Borrower or such other Loan Party under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that, (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9                           Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default.”  In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders; provided, that, the Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to the Agent’s gross negligence or willful misconduct.

10.10                     Rights as a Lender.  In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity.  The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Loan Party in which such Loan Party is not restricted hereby from engaging with any other Person, all as if Bank One were not Agent and without any duty to account therefor to Lenders. Bank One and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. The Agent in its individual capacity, is not obligated to remain a Lender.

10.11                     Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12                     Successor Agent.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign.  The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent.  If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent.  Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower, any other Loan Party or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder.  If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment.  Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent.  Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13                     Delegation to Affiliates.  Each of the Borrower, the other Loan Parties and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.14                     Execution of Loan Documents.  The Lenders hereby empower and authorize the Agent, on behalf of the Agent and the Lenders, to execute and deliver to the Loan Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents.  Each Lender agrees that any action taken by the Agent or the Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.  The Lenders acknowledge that all of the Obligations hereunder constitute one debt, secured pari passu by all of the Collateral.

10.15                     Collateral Matters.

(a)                                  The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Liens granted to the Agent by the Loan Parties on any Collateral (i) upon the termination of the Aggregate Commitment, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Secured Obligations), and the cash collateralization of all Unliquidated Secured Obligations in a manner satisfactory to each affected Lender, (ii) constituting Property being sold or disposed of if the Loan Party disposing of such Property certifies to the Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting Property in which no Loan Party has at any time during the term of this Agreement owned any interest, (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) owned by or leased to a Loan Party which is subject to a purchase money security interest or which is the subject of a Capitalized Lease, in either case, entered into by such Loan Party pursuant to Section 6.17(c), or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Agent and the Lenders pursuant to Section 8.1.  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this Section 10.15.  Except as provided in the preceding sentence, the Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders or if required pursuant to Section 8.3(b)(x) all of the Lenders; provided that, the Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during the term of this Agreement without the prior written authorization of any Lender.

(b)                                 Upon receipt by the Agent of any authorization required pursuant to Section 10.15(a) from the Required Lenders or pursuant to Section 8.3(b)(x) from all of the Lenders of the Agent’s authority to release any Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by the Loan Parties, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided that, (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c)                                  The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Agent therein have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

(d)                                 Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

(e)                                  Each Lender hereby agrees as follows: (i) such Lender is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each

Report prepared by or on behalf of the Agent; (ii) such Lender expressly agrees and acknowledges that neither Bank One nor the Agent (A) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or (B) shall be liable for any information contained in any Report; (iii) such Lender expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent, Bank One, or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that Bank One undertakes no obligation to update, correct or supplement the Reports; (iv) such Lender agrees to keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not to distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, such Lender agrees (W) that neither Bank One nor the Agent shall be liable to such Lender or any other Person receiving a copy of the Report for any inaccuracy or omission contained in or relating to a Report, (X) to conduct its own due diligence investigation and make credit decisions with respect to the Loan Parties based on such documents as such Lender deems appropriate without any reliance on the Reports or on the Agent or Bank One, (Y) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Loan Parties, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any Obligations and (Z) to pay and protect, and indemnify, defend, and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

10.16                     Co-Agents, Documentation Agent, Syndication Agent, etc.  Neither any of the Lenders identified in this Agreement as a “co-agent” (if any) nor the Documentation Agent or the Syndication Agent (in each case, if any) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1                           Setoff.  In addition to, and without limitation of, any rights of the Agent, the LC Issuer or the Lenders under applicable law, upon the occurrence and during the continuance of any Default, each of the Agent, the LC Issuer and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, the LC Issuer and each such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated.  The rights of the Agent, the LC Issuer and each Lender under this Section 11.1 are in addition to other rights and remedies which such Agent, LC Issuer or Lender may have upon the occurrence and during the continuance of any Default.

11.2                           Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Credit Exposure.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Secured Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to respective Pro Rata Share of the Aggregate Credit Exposure.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1                           Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Loan Parties and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Loan Parties shall not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by Participation must be made in compliance with Section 12.2.  Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.2.  The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Credit Extension or which holds any Note to direct payments relating to such Credit Extension or Note to another Person.  Any assignee of the rights to any Credit Extension or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Credit Extension.

12.2                           Participations.

(a)                                  Permitted Participants; Effect.  Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b)                                 Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.

(c)                                  Benefit of Certain Provisions.  Each Loan Party agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that, each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.  The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that, (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the U.S. or any state thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3                           Assignments.

(a)                                  Permitted Assignments.  Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit E (an “Assignment Agreement”).  Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Credit Extensions of the assigning Lender or  (unless the Agent otherwise consents) be in an aggregate amount not less than $5,000,000 in the case of any assignment of a Revolving Commitment and $1,000,000 in the case of any assignment of a Term Loan or Term Loan Commitment.  The amount of the assignment shall be based on the Commitment or outstanding Credit Extensions (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

(b)                                 Consents.  No consent of the Borrower shall be required prior to an assignment becoming effective.  The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender with a Revolving Commitment (in the case of an assignment of a Revolving Commitment) or is a Lender, an Affiliate of a Lender or an Approved Fund (in the case of an assignment of any other Commitment or Loans).  The consent of the LC Issuer shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving Commitment.  Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.

(c)                                  Effect; Effective Date.  Upon (i) delivery to the Agent of a duly executed Assignment Agreement, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such Assignment Agreement shall become effective on the effective date specified by the Agent in such Assignment Agreement.  The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Credit Exposure under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such Assignment Agreement, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent.  In the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(d)                                 Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the U.S. a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Credit Extensions and interest thereon owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the

Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4                           Dissemination of Information.  Each Loan Party authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that, each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5                           Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the U.S. or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

12.6                           Assignment by LC Issuer.  Notwithstanding anything contained herein, if at any time Bank One assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 12.3, Bank One may, upon thirty days’ notice to the Borrower and the Lenders, resign as LC Issuer.  In the event of any such resignation as LC Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer hereunder; provided however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank One as LC Issuer.  If Bank One resigns as LC Issuer, it shall retain all the rights and obligations of the LC Issuer hereunder with respect to the Facility LCs outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in outstanding Reimbursement Obligations pursuant to Section 2.1.2(d)).

ARTICLE XIII

NOTICES

13.1                           Notices; Effectiveness; Electronic Communication.

(a)                                  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)                                     if to any Loan Party, at its address or telecopier number set forth on the signature page hereof;

(ii)                                  if to the Agent, at its address or telecopier number set forth on the signature page hereof;

(iii)                               if to the LC Issuer, at its address or telecopier number set forth on the signature page hereof;

(iv)                              if to a Lender, at its address or telecopier number set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 13.1(b) shall be effective as provided in said Section 13.1(b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that, the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or any Loan Party may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(e) to the Agent.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

13.2                           Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Loan Parties, the Agent, the LC Issuer and the Lenders, and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

GUARANTY

15.1                           Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Secured

Parties the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by any such Secured Parties in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

15.2                           Guaranty of Payment.  This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require any Secured Party to sue the Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

15.3                           No Discharge or Diminishment of Guaranty.

(a)                                  Except as otherwise provided for herein and to the extent provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:

(i)                                     any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise;

(ii)                                  any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations;

(iii)                               any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations, or their assets or any resulting release or discharge of any obligation of the Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations; or

(iv)                              the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, the Agent, the LC Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)                                 The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by the Borrower, any Guarantor or any other guarantor of or other person liable for any of the Guaranteed Obligations, of the Guaranteed Obligations or any part thereof.

(c)                                  Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by:

(i)                                     the failure of any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations;

(ii)                                  any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations;

(iii)                               any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations;

(iv)                              any action or failure to act by any Secured Party with respect to any collateral securing any part of the Guaranteed Obligations; or

(v)                                 any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

15.4                           Defenses Waived.  To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against the Borrower, any Guarantor, any other guarantor of any of the Guaranteed Obligations, or any other person.  The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower, any Guarantor, any other guarantor or any other person liable on any part of the Guaranteed Obligations or exercise any other right or remedy available to it against the Borrower, any Guarantor, any other guarantor or any other person liable on any of the Guaranteed Obligations, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other guarantor or any other person liable on any of the Guaranteed Obligations, as the case may be, or any security.

15.5                           Rights of Subrogation.  No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against the Borrower, any Guarantor, any person liable on the Guaranteed Obligations, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Secured Parties.

15.6                           Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor’s obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Secured Parties are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by any Secured Party.

15.7                           Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

15.8                           Termination.  The Lenders may continue to make loans or extend credit to the Borrower based on this Guaranty until five days after it receives written notice of termination from any Guarantor.  Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Secured Parties for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

15.9                           Taxes.  The obligations of the Borrower set forth in Section 3.5 shall apply to each Guarantor as if it were the Borrower.

15.10                     Severability.  The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”).  This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Secured Parties to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Secured Parties hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

15.11                     Contribution.  In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying

Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article XV, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability).  Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of the Secured Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

15.12                     Lending Installations.  The Guaranteed Obligations may be booked at any Lending Installation.  All terms of this Guaranty apply to and may be enforced by or on behalf of any Lending Installation.

15.13                     Liability Cumulative.  The liability of each Loan Party as a Guarantor under this Article XV is in addition to and shall be cumulative with all liabilities of each Loan Party to the Secured Parties under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations of liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XVI

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONFLICT WITH ORDERS

16.1                           CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

16.2                           WAIVER OF JURY TRIAL.  EACH LOAN PARTY, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

16.3                           CONSENT TO JURISDICTION.  EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

16.4                           CONFLICT WITH ORDERS.  In the event of any conflict between the Loan Documents and the Orders, the term of the Orders shall control (unless otherwise provided therein).

IN WITNESS WHEREOF, the Loan Parties, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

BORROWER:

NORTHWESTERN CORPORATION

By:
Name:
Title:

GUARANTORS:

NORTHWESTERN SERVICES CORPORATION

By:
Name:
Title:

NORTHWESTERN GROWTH CORPORATION

By:
Name:
Title:

NORCOM ADVANCED TECHNOLOGIES, INC.

By:
Name:
Title:

NORTHWESTERN CAPITAL CORPORATION

By:
Name:
Title:

NORTHWESTERN ENERGY DEVELOPMENT, LLC

By:
Name:
Title:

NEKOTA RESOURCES, INC.

By:
Name:
Title:

NORTHWESTERN GENERATION I, LLC

By:
Name:
Title:

MONTANA MEGAWATTS I, LLC

By:
Name:
Title:

NORTHWESTERN ENERGY MARKETING, LLC

By:
Name:
Title:

NOTICE ADDRESS FOR ALL LOAN PARTIES:

c/o NorthWestern Corporation
Address:	125 S. Dakota Avenue
Sioux Falls, South Dakota 57104

Attention: Chief Restructuring Officer
Facsimile: (605) 978-2845

with copies to:

Eric Jacobsen, Esq.
NorthWestern Corporation
125 S. Dakota Avenue
Sioux Falls, South Dakota 57104
Facsimile: (605) 978-2963

and

Jesse H. Austin, III, Esq.
Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, N.E., Suite 2400
Atlanta, Georgia 30308
Facsimile: (404) 815-2424

AGENT, LC ISSUER AND LENDER:

BANK ONE, NA
Individually, as Agent, Lender and LC Issuer

By:
Name:	Joseph R. Lehrer
Title:	Managing Director

Address:	120 South LaSalle Street, 20th Floor
Chicago, Illinois 60603
Attention:	Andrew D. Hall
Facsimile:	(312) 661-6929

with copies to:

Skadden, Arps, Slate,
Meagher & Flom (Illinois)
333 West Wacker Drive
Chicago, Illinois 60606
Attention:	Timothy R. Pohl, Esq.
Seth E. Jacobson, Esq.
Facsimile:	(312) 407-0411

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Term Loan Commitment	Aggregate Commitment
Bank One, NA	$100,000,000.00	$390,000,000.00	$490,000,000.00

Total	$100,000,000.00	$390,000,000.00	$490,000,000.00

Note:  Pursuant to the terms of the Agreement, until the Term Loan Commitment Effective Date, the Term Loan Commitment shall be $0.

EXHIBIT A
FORM OF EURODOLLAR BORROWING NOTICE

Date:                                             , 20

To:                              Bank One, NA, as Agent for the Lenders

This Borrowing Notice is furnished pursuant to Section 2.1.1(b) of that certain Secured Superpriority Debtor in Possession Credit and Guaranty Agreement dated as of September 19, 2003 (as amended, modified, renewed or extended from time to time, the “Agreement”) among NorthWestern Corporation, a Delaware corporation and debtor and debtor in possession (the “Borrower”), the other Loan Parties, the lenders party thereto and Bank One, NA, as Agent for the Lenders and as LC Issuer.  Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Agreement.

The Borrower hereby notifies the Agent of its request of the following Eurodollar Advance:

(a)                                  Borrowing Date of Eurodollar Advance (must be a Business Day):

(b)                                 Aggregate Amount of the Eurodollar Advance: $

(c)                                  Duration of Interest Period:

(i)                                     One Month

(ii)                                  Two Months

(iii)                               Three Months

(iv)                              Six Months

The Borrower hereby represents that, as of the date of this Borrowing Notice:

(a)                                  There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

(b)                                 The representations and warranties contained in Article V of the Agreement are true and correct, except to the extent any such representation or warranty is stated to relate solely to an earlier date.

NORTHWESTERN CORPORATION

By:
Name:
Title:

EXHIBIT B

FORM OF CONVERSION/CONTINUATION NOTICE

Date:                                             , 20

To:                              Bank One, NA, as Agent for the Lenders

This Conversion/Continuation Notice is furnished pursuant to Section 2.7 of that certain Secured Superpriority Debtor in Possession Credit and Guaranty Agreement dated as of September 19, 2003 (as amended, modified, renewed or extended from time to time, the “Agreement”) among NorthWestern Corporation, a Delaware corporation and debtor and debtor in possession (the “Borrower”), the other Loan Parties, the lenders party thereto and Bank One, NA, as Agent for the Lenders and as LC Issuer.  Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Agreement.

The Borrower hereby notifies the Agent of its request to [SELECT ONE]:

(a)          convert the Floating Rate Advance in the amount of $                   into a Eurodollar Advance with an Interest Period duration of:

                 month(s)

(b)         continue the Eurodollar Advance described below:

(i)             Date of Continuation (must be a Business Day):

(ii)          Aggregate Amount of Advance: $

(iii)       The duration of the Interest Period applicable thereto:

                 month(s)

The Borrower hereby represents that, as of the date of this Conversion/Continuation Notice:

(a)                                  There exists no Default or Unmatured Default and no Default or Unmatured Default shall result from this Credit Extension.

(b)                                 The representations and warranties contained in Article V of the Agreement are true and correct, except to the extent any such representation or warranty is stated to relate solely to an earlier date.

NORTHWESTERN CORPORATION

By:
Name:
Title:

EXHIBIT C-1
FORM OF REVOLVING NOTE

[Date]

NORTHWESTERN CORPORATION, a Delaware corporation and debtor and debtor in possession under chapter 11 of the Bankruptcy Code (the “Borrower”), promises to pay to                                                                          or its registered assigns (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans and Reimbursement Obligations in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Secured Superpriority Debtor in Possession Credit and Guaranty Agreement dated as of September 19, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the other Loan Parties, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

NORTHWESTERN CORPORATION

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF NORTHWESTERN CORPORATION,

DATED           ,

Date	Principal Amount Of Loan	Period	Maturity of Interest Paid	Principal Amount Balance	Unpaid

EXHIBIT C-2
FORM OF TERM NOTE

[Date]

NORTHWESTERN CORPORATION, a Delaware corporation and debtor and debtor in possession under chapter 11 of the Bankruptcy Code (the “Borrower”), promises to pay to                                                                          or its registered assigns (the “Lender”) the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Term Loans in full on the Facility Termination Date and shall make such mandatory prepayments as are required to be made under the terms of Article II of the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Senior Secured Superpriority Debtor in Possession Credit and Guaranty Agreement dated as of September 19, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the other Loan Parties, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

NORTHWESTERN CORPORATION

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF NORTHWESTERN CORPORATION,

DATED             ,

Date	Principal Amount of Loan	Maturity Of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

To:                              The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Secured Superpriority Debtor in Possession Credit and Guaranty Agreement dated as of September 19, 2003 (as amended, modified, renewed or extended from time to time, the “Agreement”) among NorthWestern Corporation as debtor and debtor in possession (the “Borrower”), the other Loan Parties, the Lenders party thereto and Bank One, NA, as Agent for the Lenders and as an LC Issuer.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                       I am the duly elected                                                of the Borrower;

2.                                     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.                                       The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

4.                                       I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Agent the notice required by Section 6.23 of the Agreement;

5.                                       Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct;  and

6.                                       Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this            day of                               ,       .

NORTHWESTERN CORPORATION

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                   ,          with

Provisions of        and         of

the Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between *[Insert name of Assignor]* (the “Assignor”) and *[Insert name of Assignee]* (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Secured Superpriority Debtor in Possession Credit and Guaranty Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                       Assignor:

2.                                       Assignee:                                                                                                                                 *[and is an Affiliate/Approved Fund of identify Lender](1)*

3.                                       Borrower(s):                              NorthWestern Corporation, a Delaware corporation and a debtor and debtor in possession

4.                                       Agent:                                                           Bank One, NA, as the agent under the Credit Agreement

5.                                       Credit Agreement:                                               The Secured Superpriority Credit and Guaranty Agreement dated as of September 19, 2003 among NorthWestern Corporation, the other Loan Parties party thereto, the Lenders party thereto and Bank One, NA, as Agent

(1) Select as applicable.

6.                                       Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Credit Exposure for all Lenders(1)	Amount of Commitment/ Credit Exposure Assigned(2)	Percentage Assigned of Commitment/ Credit Exposure(3)
Revolving Commitment	$	$		%
Term Loan Commitment	$	$		%

7.                                       Trade Date:                                                                                                                         (4)

Effective Date:                                         , 20     [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK ONE, NA, as Agent and LC Issuer

By:
Title:

(1) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(2) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(4) Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms call                  at                 )

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms call                  at                  )

EXHIBIT F

FORM OF BORROWING BASE CERTIFICATE

(to be used prior to the occurrence of the Term Loan Commitment Effective Date)

BORROWING BASE REPORT
Rpt #
Obligor Number:	Date:
Loan Number:	Period Covered:

COLLATERAL CATEGORY	Billed Accounts	Unbilled Accounts	Stored Gas Inventory	Working Gas and Fuel	Materials and Supplies	Turbine Collateral	Total
Description
1 Beginning Balance (Previous report - Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3)
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts)
6 Deductions to Collateral (Credit Memos)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible Billed Accounts (Itemized on attached Schedule 1)
10 Less Ineligible Unbilled Accounts (Itemized on attached Schedule 2)
11 Less Ineligible Stored Gas Inventory (Itemized on attached Schedule 3)
12 Less Ineligible Working Gas and Fuel (Itemized on attached Schedule 4)
13 Less Ineligible Materials and Supplies (Itemized on attached Schedule 5)
14 Less Ineligible Turbine Collateral (Itemized on attached Schedule 6)
15 Total Ineligibles
16 Total Eligible Collateral
17 Advance Rate Percentage
18 Borrowing Base Value
19 Reserves (Letters of Credit, Other)
20 Total Borrowing Base Value
21 CAPS/Loan Limits
22 Maximum Borrowing Limit (Lesser of 20 and 21)

LOAN STATUS
23 Previous Loan Balance (Previous Report Line 26)		0
24 Less:	A. Net Collections (Same as line 4)	0
	B. Adjustments/Other
25 Add:	A. Request for Funds	0
	B. Adjustments/Other
26 New Loan Balance		0
27 Availability Not Borrowed (Lines 22 less 26)		0
28 Term Loan		0
29 OVERALL EXPOSURE (lines 27 & 28)		0

Pursuant to, and in accordance with, the terms and provisions of that certain Secured Superpriority Debtor in Possession Credit and Guaranty Agreement (the “Credit Agreement”), among NorthWestern Corporation, a Delaware corporation, as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (“Borrower”), the other Loan Parties party thereto as Guarantors, the Lenders and Bank One, NA, as LC Issuer and as Agent, Borrower is executing and delivering to Agent this Borrowing Base Report accompanied by supporting data (collectively referred to as the “Report”).  Borrower represents and warrants to Agent that this Report is true and correct, and is based on information contained in Borrower’s own financial accounting records.  Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Credit Agreement, and further certifies on this        day of                     , 20     , that the Borrower is in compliance with said Credit Agreement.

BORROWER NAME: Northwestern Corporation	AUTHORIZED SIGNATURE:

SCHEDULE 1 TO BORROWING BASE REPORT

INELIGIBLE BILLED ACCOUNTS

Past Due A/R *	$

Governmental A/R	$

Accounts in Bankruptcy A/R	$

Accounts Evidenced by Promissory Notes	$

Cross Aged **	$

Total	$

* Greater than 90 days from invoice date

** If greater than 90 day balance for anyone customer exceeds 25% of the total customers outstanding bill, then the total customer balance is excluded

SCHEDULE 2 TO BORROWING BASE REPORT

INELIGIBLE UNBILLED ACCOUNTS

Unbilled over 30 days	$

Total	$

SCHEDULE 3 TO BORROWING BASE REPORT

INELIGIBLE STORED GAS INVENTORY

SCHEDULE 4 TO BORROWING BASE REPORT

INELIGIBLE WORKING GAS AND FUEL

SCHEDULE 5 TO BORROWING BASE REPORT

INELIGIBLE MATERIALS AND SUPPLIES

SCHEDULE 6 TO BORROWING BASE REPORT

INELIGIBLE TURBINE COLLATERAL

SCHEDULE 1(a)

Permitted Liens

Schedule to be delivered within five Business Days and subject to Agent’s satisfaction, in its sole discretion.

Schedule 1(b)

Permitted Pre-Petition Payments

1.             Secured Debt:

Regularly scheduled payments when due in respect of the secured debt of the Borrower identified in the table below:

A. Montana Mortgage Bonds

The Borrower owns utility assets in the State of Montana which are subject to a (First) Mortgage and Deed of Trust originally executed by Montana Power in 1945 and supplemented from time to time to reflect the various bond issuances made pursuant thereto. The following series remain outstanding listed in order of maturity:

Description	Amount Outstanding
7% Series Due 2005	$5.4 million
7.30% Series Due 2006	$150 million
Credit Agreement (2002) Series Due 2006 (Security for CSFB Facility)	$280 million
8.25% Series Due 2007	$0.4 million
7.25% Secured Medium Term Notes Due 2008	$13 million
8.95% Series Due 2022	$1.5 million
TOTAL	$450.3 million

B. South Dakota Mortgage Bonds

The Borrower owns utility assets in the State of South Dakota which are subject to a General Mortgage Indenture and Deed of Trust originally executed by the Borrower in 1993 and supplemented from time to time to reflect the various bond issuances made pursuant thereto. The following series remain outstanding listed in order of maturity:

Description	Amount Outstanding
7.10% Series Due 2005	$60 million
Credit Agreement (2002) Series Due 2006 (Security for CFSB Facility)	$110 million
7.00% Series Due 2023	$55 million
TOTAL	$225 million

C. CSFB Facility

On December 17, 2002, the Borrower entered into a $390 million secured term loan credit facility with a syndicate of banks led by Credit Suisse First Boston. $280 million of this facility is secured by mortgage bonds issued under the Montana Mortgage Indenture described above and $110 million is secured by mortgage bonds under the South Dakota Mortgage Indenture described above.

D. Pollution Control Revenue Bonds

The Borrower assumed certain obligations of Montana Power regarding pollution control revenue bonds. The pollution control bonds are issued by various county and municipalities, although they are secured by isolated electric generating facilities owned by the Borrower, subject to the rights of the outstanding bondholders under the Montana Mortgage Indenture and the South Dakota Mortgage Indenture. The following pollution control bonds remain outstanding:

Description	Amount Outstanding
Grant County, South Dakota Series 1993A Revenue Bonds Due 2023	$6.4 million
Grant County, South Dakota Series 1993B Revenue Bonds Due 2023	$3.4 million

1

City of Salix, Iowa Series 1993 Revenue Bonds Due 2023,	$4.0 million
Mercer County, Nebraska Series 1993 Revenue Bonds Due 2023	$7.55 million
City of Forsyth, Montana Series 1993A Revenue Bonds Due 2023	$90.2 million
City of Forsyth, Montana Series 1993B Revenue Bonds Due 2023	$80 million
TOTAL	$191.55 million

E. Gas Transition Bonds

The Borrower assumed certain obligations of Montana Power, as grantor and servicer of the MPC Natural Gas Funding Trust, issuer of the $48.3 million of the 6.2% Transition Bonds Due 2012 which are secured by a pledge of certain utility related revenues (the Gas Transition Bonds utilized a trust structure in connection with a conveyance of certain revenue rights, but if not deemed a true sale would be treated as a secured transaction).

TOTAL SECURED:

$915.15 million

2.             Pre-Petition Real Property Taxes:

The amounts set forth in Schedule 5.7 below with respect to pre-petition real property taxes owing to various counties in the State of Montana.

3.             Payments Approved by Bankruptcy Court:

Payments approved by the Bankruptcy Court in the following orders, except as otherwise limited by this Credit Agreement (e.g. §§ 5.10 and 6.27): (a) Order Authorizing Payment of Certain Pre-Petition Payroll and Related Employee Obligations, dated September 15, 2003; (b) Order Authorizing Debtor to Continue Insurance and Insurance Financing Program and Granting Related Relief, dated September 15, 2003; (c) Interim Order Authorizing the Debtor to (i) Comply with Terms of Pre-Petition Trading Contracts, (ii) Enter into Post-Petition Trading Contracts in the Ordinary Course of Business, and (iii) Setting a Final Hearing to Consider the Entry of a Final Order Affirming Interim Order and Authorizing Assumption of Pre-Petition Trading Contracts, dated September 15, 2003; (d) Interim Order Authorizing the Debtors to Obtain Post-Petition Credit Card Financing and Scheduling a Final Hearing, dated September 15, 2003; and (e) Order Authorizing Debtor to Continue and Maintain Its (A) Consolidated Cash Management System; (B) Existing Bank Accounts; (C) Existing Business Forms; (D) Public Purpose Programs; and (E) to Pay on an Interim Basis Certain Limited Intercompany Obligations; and Granting Related Relief and Scheduling a Final Hearing, dated September 15, 2003.

2

Schedule 5.7

Taxes

The Borrower is delinquent in the payment of real property taxes owing to the following counties in Montana in the amounts set forth below:

County:	Amount Due:
Carbon	$443,446.71
Choteau	$242,755.53
Fergus	$291,898.51
Gallatin	$1,742,352.51
Hill	$439,960.93
Madison	$488,386.28
Park	$741,395.35
Pondera	$231,732.73
Toole	$354,093.32

The amounts listed assume payment is made on September 30 and include interest and penalties through that date. If the payments are made prior to September 30, the amounts due would be slightly less than what is listed. If payments are made after September 30, the amounts due would be slightly more due to additional interest and penalties.

1

Schedule 5.9

Capitalization and Subsidiaries

A.  Organizational Chart

1

B.  Chief Executive Office

125 S. Dakota Ave.; Sioux Falls, SD 57104

NorthWestern Corporation

NorthWestern Growth Corporation

NorthWestern Capital Corporation

NorthWestern Energy Development, LLC

NorthWestern Energy Marketing, LLC

NorthWestern Generation I, LLC

Montana Megawatts I, LLC

600 Market Street West, Huron, SD 57350

NorCom Advanced Technologies, Inc.

NorthWestern Services Corporation

Nekota Resources, Inc.

2

C.  Capital Stock

Company	Class of Stock	Total Authorized	Total Issued and Outstanding
NorthWestern Corporation	Common	50,000,000	37,680,095
	Cum. Preferred Stock	1,000,000	0
	Preference Stock	1,000,000	0
NorthWestern Capital Corporation	NW Capital Group Stock	1,000,000	425,000
	Blue Dot Group Stock	500,000	212,500
	Expanets Group Stock	500,000	212,500
	New Strategies Group Stock	2,000,000	18,500
NorCom Advanced Technologies, Inc.	Common	1,000	1,000
NorthWestern Growth Corporation	Common	1,000	1,000
NorthWestern Services Corporation	Common	1,000	1,000
Nekota Resources, Inc.	Common	1,000	1,000
NorthWestern Energy Development, LLC	Membership Interests	N/A	N/A
NorthWestern Energy Marketing, LLC	Membership Interests	N/A	N/A
NorthWestern Generation I, LLC	Membership Interests	N/A	N/A
Montana Megawatts I, LLC	Membership Interests	N/A	N/A

3

D.  Type of Entity

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
NorthWestern Corporation	Corporation	Delaware	0161208	46-0172280
NorthWestern Capital Corporation	Corporation	Delaware	3104805	94-3354173
NorthWestern Energy Development, LLC	Limited Liability Company	Delaware	3379713	50-0007307
NorthWestern Energy Marketing, LLC	Limited Liability Company	Delaware	3401220	N/A
NorthWestern Generation I, LLC	Limited Liability Company	Delaware	3379710	52-2309787
Montana Megawatts I, LLC	Limited Liability Company	Delaware	3372054	N/A
NorthWestern Growth Corporation	Corporation	South Dakota	DB034740	46-0433431
NorthWestern Services Corporation	Corporation	South Dakota	DB038612	46-0445399
Nekota Resources, Inc.	Corporation	South Dakota	DB037809	91-1764039
NorCom Advanced Technologies, Inc.	Corporation	South Dakota	DB039062	46-0445871

4

Schedule 5.12

Fictitious Names; Mergers; Acquisitions

NorthWestern Corporation

Prior Name

•      NorthWestern Public Service Company (changed 05/06/98)

Trade Name

•      NorthWestern Energy (Montana, Wyoming)

Fictitious Names

•      NW Corporation (Wyoming)

•      Northwestern (Montana – cancelled 9/12/02)

Acquisition

•      Unit Purchase Agreement dated as of September 29, 2000 among NorthWestern Corporation, Touch America Holdings, Inc., and The Montana Power Company for the acquisition of electric and natural gas transmission and distribution utility assets of The Montana Power Company through the acquisition of membership units in The Montana Power, L.L.C.

Consolidation

•      The assets of NorthWestern Energy, L.L.C. (other than Milltown hydroelectric dam) were transferred to NorthWestern Corporation in late 2002 and operate as the NorthWestern Energy Division

•      NorthWestern Energy, L.L.C. retained the Milltown hydroelectric dam and changed its name to The Clark Fork and Blackfoot, L.L.C. in October 2002

NorthWestern Energy Marketing, LLC

Prior Name

•      NorthWestern Power Marketing, LLC (changed 10/24/01)

Montana Megawatts I, LLC

Prior Name

•      Merchant Energy Ventures, LLC (changed 09/14/01)

NorthWestern Services Corporation

Consolidation

•      NorthWestern Energy Corporation, Grant, Inc., and NorthWestern Services Group, Inc. merged into NorthWestern Services Corporation (09/11/03)

NorthWestern Capital Corporation

Consolidation

•      NorthWestern Capital Ventures LLC merged into NorthWestern Services Corporation (09/10/03)

1

Schedule 5.15

Exceptions to Title

None

1

Schedule 5.17

Environmental Matters

1.             During informal conversations in the summer of 2003 on other matters, the Montana Attorney General indicated that the State of Montana reserved any right that it might have to file a natural resource damages claim based on the existence of contaminated sediment located behind the Thompson Falls Dam, which area is habitat for the Bull Trout, and that it was taking the matter under consideration.

2.             In light of the United States Environmental Protection Agency’s proposal to require dam and sediment removal in its final remedy for with the Milltown Reservoir, and in consideration of other circumstances, the Borrower and Atlantic Richfield Company (“ARCO”) have entered into a settlement that would assure ARCO access for removal of sediments, and limit The Clark Fork and Blackfoot, L.L.C.’s (“CFB”) and the Borrower’s liability for costs of dam removal, sediment removal, natural resource damage claims, and upland disposal area remediation efforts to no more than $10MM. CFB remains the licensee and operator of the dam, responsible for compliance with the Federal Energy Regulatory Commission (“FERC”) requirements.

1

Schedule 5.19

Restrictions on Incurrence of Indebtedness

1.             The Borrower is subject to Section 204 of the Federal Power Act and the implementing regulations of the Federal Energy Regulatory Commission (“FERC”) which require approval of FERC prior to the issuance of securities by entities subject to the regulation of FERC. However, approval is not required for securities maturing not more than one (1) year after the date of issuance and aggregating not more than five percent (5%) of the par value of the other securities of the public utility then outstanding.

2.             The Montana Public Service Commission (“MPSC”) takes the position that its approval is required in connection with the issuance of debt by entities subject to the regulation and oversight of the MPSC. The Borrower is subject to the regulation and oversight of the MPSC in connection with its conduct of the utility business formerly owned by The Clark Fork and Blackfoot, L.L.C. (f/k/a NorthWestern Energy, L.L.C.) (“CFB”), including, without limitation, with respect to the issuance of debt securities specifically relating to such business. The debt subject to regulation by the MPSC, however, does not include debt having a maturity less than one (1) year and constituting less than five percent (5%) of the total par value of the securities of the issuer.

3.             The Nebraska State Natural Gas Regulation Act (LB 790) was enacted on May 30, 2003 (the “Act”). Section 21.(1) of the Act states: “A jurisdictional utility shall not subject property used in its intrastate natural gas utility business in this state to encumbrance for the purpose of securing payment of any new indebtedness or replacement indebtedness in an amount exceeding one hundred million dollars attributable to this state unless first approved by the commission. Approval or disapproval by the commission shall be by formal written order, which shall be issued within forty-five day of the filing of the application.”

1

SCHEDULE 5.21

INDEBTEDNESS

Schedule to be delivered within five Business Days and subject to Agent’s satisfaction, in its sole discretion.

Schedule 5.22

Affiliate Transactions

See intercompany support obligations identified on Schedule 5.21

1

Schedule 5.23

Intellectual Property

The inclusion of any item of Intellectual Property on this schedule shall not serve as a representation that such item of Intellectual Property is necessarily material to the business of any grantor.

Trade Names

Owner	Trade Name	State	Application Date
NorthWestern Corporation	NorthWestern Energy	Wyoming	10/16/02
NorthWestern Corporation	NorthWestern Energy	Montana	10/16/02 (amendment to change owner from NorthWestern Energy, L.L.C. to NorthWestern Corporation

1

Trademarks

Trademark Applications and Registrations Owned by Northwestern Corporation
This Group of Files are Maintained by Leonard, Street and Deinard
Updated on August 27, 2003

Trademark Name	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class/Goods	Status/Next Action Due
NORTHWESTERN PLUS This File Maintained by Leonard, Street and Deinard	75/979,348	12-Nov-1997	2,374,004	01-Aug-2000

Class 35: Consultation services in the field of energy management;
Class 37: Appliance, telephone, and security system installation maintenance and repair services;
Class 42: Design for others of air quality management systems, lighting systems, heating, ventilating and air conditioning systems, and standby electrical generation systems; consultation services in the field of air quality, energy use, conservation, and energy use auditing, security system monitoring.

						Registered. File Affidavit of Use between 01-Aug-2005 and before 01-Aug-2006.
NORTHWESTERN PUBLIC SERVICE This File Maintained by Leonard, Street and Deinard	75/937,319	07-Mar-2000	2,449,042	08-May-2001

Class 39 - Public utility services in the nature of transmission of electricity and electricity distribution; public utility services in the nature of natural gas gathering and distribution, transmission of gas though pipelines for others.

						Registered. File Affidavit of Use between 08-May-2006 and before 08-May-2007.

2

Trademark Applications and Registrations Owned by Northwestern Corporation

This Group of Files are Maintained by Leonard, Street and Deinard

Updated on August 27, 2003

Trademark Name	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class/Goods	Status/Next Action Due
NorthWestern Mark is lined for colors red and blue. This File Maintained by Leonard, Street and Deinard	75/937,318	07-Mar-2000	2,429,935	20-Feb-2001

Class 42 - Design for others of air quality management systems, lighting systems, heating, ventilating and air conditioning systems, and standby electrical generation systems; consultation services in the field of air quality, energy use, conservation, and energy use auditing, security system monitoring.

						Registered. File Affidavit of Use between 20-Feb-2006 and before 20-Feb-2007.
NorthWestern Mark is lined for colors red and blue. This File Maintained by Leonard, Street and Deinard	75/937,317	07-Mar-2000	2,431,531	27-Feb-2001	Class 37 - Appliance, telephone, and security system Installation maintenance and repair services.	Registered. File Affidavit of Use between 27-Feb-2006 and before 27-Feb-2007.
NorthWestern Mark is lined for colors red and blue. This File Maintained by Leonard, Street and Deinard	75/937,316	07-Mar-2000	2,541,470	19-Feb-2002	Class 38 - Local and long distance telephone services and providing telecommunications connections to global computer network cable and satellite television transmission services.	Registered. File Affidavit of Use between 19-Feb-2007 and before 19-Feb-2008.

3

Trade Applications and Registrations Owned by Northwestern Corporation

This Group of File are Maintained by Leonard, Street and Deinard

Updated on August 27, 2003

Trademark Name	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class/Goods	Status/Next Action Due
NorthWestern Mark is lined for colors red and blue.	75/937,315	07-Mar-2000	2,429,934	20-Feb-2001

Class 39 - Public utility services in the nature of transmission of electricity and electricity distribution; public utility services in the nature of natural gas gathering and distribution, transmission of gas through pipelines for others.

						Registered. File Affidavit of Use between 20-Feb-2006 and before 20-Feb-2007.
NorthWestern Mark is lined for colors red and blue. This File Maintained by Leonard, Street and Deinard	75/937,314	07-Mar-2000	2,440,778	03-Apr-2001

Class 42 - Design for others of air quality management systems, lighting systems, heating, ventilating and air conditioning systems, and standby electrical generation systems; consultation services in the field of air quality, energy use, conservation, and energy use auditing, security system monitoring.

						Registered. File Affidavit of Use between 03-Apr-2006 and before 03-Apr-2007.
NorthWestern This File Maintained by Leonard, Street and Deinard	75/937,313	07-Mar-2000	2,429,933	20-Feb-2001

Class 42 - Design for others of air quality management systems, lighting systems, heating, ventilating and air conditioning systems, and standby electrical generation systems; consultation services in the field of air quality, energy use, conservation, and energy use auditing, security system monitoring.

						Registered. File Affidavit of Use between 20-Feb-2006 and before 20-Feb-2007.

4

Trademark Applications and Registrations Owned by Northwestern Corporation

This Group of Files are Maintained by Leonard, Street and Deinard

Updated on August 27, 2003

Trademark Name	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class/Goods	Status/Next Action Due
NorthWestern This File Maintained by Leonard, Street and Deinard	75/937,312	07-Mar-2000	2,431,530	27-Feb-2001	Class 37 - Appliance, telephone, and security installation maintenance and repair services.	Registered. File Affidavit of Use between 27-Feb-2006 and before 27-Feb-2007.
NorthWestern This File Maintained by Leonard, Street and Deinard	75/937,311	07-Mar-2000	2,537,252	05-Feb-2002	Class 38 - Local and long distance telephone services and providing telecommunications connections to global computer network cable and satellite television transmission services.	Registered. File Affidavit of Use between 05-Feb-2007 and before 05-Feb-2008.
NorthWestern This File Maintained by Leonard, Street and Deinard	75/937,310	07-Mar-2000	2,429,932	20-Feb-2001

Class 39 - Public utility services in the nature of transmission of electricity and electricity distribution; public utility services in the nature of natural gas gathering and distribution, transmission of gas through pipelines for others.

						Registered. File Affidavit of Use between 20-Feb-2006 and before 20-Feb-2007.

5

Trademark Applications and Registrations Owned by Northwestern Corporation

This Group of Files are Maintained by Leonard, Street and Deinard

Updated on August 27, 2003

Trademark Name	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class/Goods	Status/Next Action Due
NorthWestern This File Maintained by Leonard, Street and Deinard	75/937,309	07-Mar-2000	2,431,529	27-Feb-2001

Class 42 - Design for others of air quality management systems, lighting systems, heating, ventilating and air conditioning systems, and standby electrical generation systems; consultation services in the field of air quality, energy use, conservation, and energy use auditing, security system monitoring.

						Registered. File Affidavit of Use between 27-Feb-2006 and before 27-Feb-2007.
TeamWorks Mark is lined for colors red and blue. This File Maintained by Leonard, Street and Deinard	75/937,320	07-Mar-2000	2,429,936	20-Feb-2001	Class 16 – A magazine for Northwestern Corporation partner companies.	Registered. File Affidavit of Use between 20-Feb-2006 and before 20-Feb-2007.
TeamWorks This File Maintained by Leonard, Street and Deinard	75/937,308	07-Mar-2000	2,431,528	27-Feb-2001.	Class 16 – A magazine for Northwestern Corporation partner companies.	Registered. File Affidavit of Use between 27-Feb-2006 and before 27-Feb-2007.

6

IP Addresses

NORTHWESTERN COMM SOLUTIONS NORTHWES53-55-16

(NET-12-104-55-16-1) 12.104.55.16 - 12.104.55.31

NORTHWESTERN COMM SOLUTIONS NORTHWES62-205-160

(NET-12-26-205-160-1) 12.26.205.160 - 12.26.205.191

NORTHWESTERN COMMUNICATION NETWORK NORTHWES94-236

(NET-12-160-236-0-1) 12.160.236.0 - 12.160.236.255

NORTHWESTERN COMMUNICATION SOLUTIONS NORTHWES74-144-128

(NET-12-155-144-128-1) 12.155.144.128 - 12.155.144.255

NORTHWESTERN COMMUNICATIONS NORTHWES64-208-184

(NET-12-44-208-184-1) 12.44.208.184 - 12.44.208.191

NORTHWESTERN COMMUNICATIONS NORTHWES66-132-48

(NET-12-27-132-48-1) 12.27.132.48 - 12.27.132.55

OrgName:	The Hontana Power Company
OrgID:	THEMON
Address:	40 E. Broadway
City:	Butte
StateProv:	MT
PostalCode:	59701
Country:	US

NetRange:	199.96.16.0 - 199.96.27.255
CIDR:	199.96.15.0/21, 199.96.24.0/22
NetName:	NETBLK-MONTANA POWER
NotHandle:	NET-199-96-16-0-1
Parent:	NET-199-0-0-0-0
NetType:	Direct Assignment
Comment:
RegDate:	1993-12-29
Updated:	2001-03-09

TechHandle:	ZM81-ARIN
TechName:	Montana Power Company
TechPhone:	+1-406-497-3000
TechEmail:	inaccess@mtpower.com

OrgTechHandle:	SC1244-ARIN
OrgTechName:	Cleverly, Sean
OrgTechPhone:	+1-406-497-4131
OrgTechEmail:	Sean.Cleverly@northwestern.com

Sprint NETBLK-SPRINT-BLKG (NET-206-104-0-0-1)
206.104.0.0 - 206.107.255.255

NORTHWESTERN CORPORATION SPRINT-CE6BEB5 (NET-206-107-235-0-1)
206.107.235.0 - 206.107.235.255

Montana Power Company (MONTAN)

Montana Power Company Colstrip Project (MPCCP)

Montana Power Company (ZM81-ARIN)        inaccess@mtpower.com + 1-406-497-3000

Montana Power Company MONTANAPOWER

7

NET-192-58-136-0-1) 192.68.136.0 - 192.68.136.255

Montana Power Company MONTANAPWR2 (NET-192-175-2-0-1)

192.175.2.0 - 192.175.2.255

Montana Power Company MONTANAPWR3 (NET-192-175-3-0-1)

192.175.3.0 - 192.175.3.255

Montana Power Company MONTANAPWR4 (NET-192-175-4-0-1)

192.175.4.0 - 192.175.4.255

Montana Power Company MONTANAPWR5 (NET-192-175-5-0-1)

192.175.5.0 - 192.175.5.255

Montana Power Company MONTANAPWR1 (NET-192-175-1-0-1)

192.175.1.0 - 192.175.1.255

Montana Power Company Colstrip Project COLSTRIP (NET-199-5-162-0-1)

199.5.162.0 - 199.5.162.255

Domain Names

10/15/2001	bluedotdirect.com
10/15/2001	bluedotservices.com
12/7/2001	northwestern.com
11/22/2000	northwesterncommunications.com
11/22/2000	northwesterncommuity.com
12/2/1999	northwesternenergy.com
8/25/2000	northwesterngrowth.com
5/9/2000	northwesternonline.com
5/9/2000	northwesternonline.net
12/2/1999	northwesternpublic.com
12/2/1999	northwesternservice.com
12/2/1999	northwesternservices.com
12/2/1999	northwesternsucks.com
9/23/2001	norworld.com
8/25/2001	nwecs.com
4/4/2001	nwps.com
3/30/2001	teamnor.com
5/9/2000	teamnor.net

8

NorthWestern Energy Division of NorthWestern Corporation

SCHEDULE A

TRADEMARKS

Federal Registrations

MARK	REGISTRATION NUMBER	REGISTRATION DATE
EFFICIENCY E+PLUS and Design	2,513,688	12/04/2001
MPC THE SMART CHOICE	2,284,443	10/12/1999

Montum Registrations

MARK	REGISTRATION NUMBER	REGISTRATION DATE
ENERGIZING MONTANA	T021722	7/12/2001
MTENERGY.COM	T021323	1/10/2001
MONTANAENERGYCHOICE.COM	T021322	1/10/2001
E+EFFICIENCY PLUS	T017293	3/1/1993
E+EFFICIENCY PLUS	T017292	3/1/1993
E+EFFICIENCY PLUS	T017291	3/1/1993
E+EFFICIENCY PLUS	T017290	3/1/1993
E+EFFICIENCY PLUS	T017289	3/1/1993
E+EFFICIENCY PLUS	T017288	3/1/1993
E+EFFICIENCY PLUS	T017287	3/1/1993
E+EFFICIENCY PLUS	T017286	3/1/1993

9

E+EFFICIENCY PLUS	T017285	3/1/1993
E+EFFICIENCY PLUS	T017284	3/1/1993
E+EFFICIENCY PLUS	T017283	3/1/1993
E+EFFICIENCY PLUS	T017282	3/1/1993
E+EFFICIENCY PLUS	T017281	3/1/1993

10

SCHEDULE B

COPYRIGHTS

TITLE	REGISTRATION NO.	DATE
Montana Power Company, September 1982.	TX 1-009-882	11/9/1982
Safety Invader, an Electric Safety Education Kit	TX 1-068-989	2/22/1983
Safety Invader	TX 1-368-702	6/4/1984
Safety Invader Pretest	TX 1-368-678	6/4/1984
Safety Invader Teacher’s Guide	TX 1-362-883	6/4/1984
Safety Invader Pretest	TX 1-667-197	10/8/1985
Safety Invader Student Workbook: Get the Current Shooking Facts About Electrical Safety	TX 1-676-313	10/8/1985
Safety Invader Protest	TX 1-709-175	10/8/1985
Safety Invader: Teacher’s Guide	TX 1-745-865	10/8/1985
Safety Invader	TX 1-760-839	10/8/1985
Remembering	VA 261-786	4/14/1987
Hazardous Waste Management Plan	TX 2-094-913	5/28/1987
The Missouri-Madison Hydroelectric Project: Initial Stage of Consultation, Application for a New License	TX 2-637-423	8/14/1989
Kenny’s Curious Adventure	TXu 465-823	3/19/1991
Kenny’s Curious Adventure Poster, Col. Drawing	VAu 209-062	6/27/1991
Heghen Development Plan, Elevation & Sections: Missouri-Madison Project	TX 3-167-335	10/2/1991
Draft Application for A New License: The Missouri-Madison Hydroelectric Project (FERC project no. 2188)	TX 3-370-505	4/23/1992
Missouri-Madison Hydroelectric Project (FERC project no. 2188): cultural resource management	TX 3-376-190	8/7/1992
Missouri-Madison Hydroelectric Project Report on Intensive Pedestrian Survey for Cultural Resources and Recommendations for Testing	TX 3-376-351	8/7/1992

11

Testing and Evaluation of Prehistoric and Historic Archaeological Properties on the Hegben, Madison, Holter and Ryan Developments	TX 3-390-144	8/7/1992
Missouri-Madison Hydroelectric Project Report on Survey Stage 1 for Cultural Resources and Recommendations for Stage II	TX 3-395-446	8/7/1992
Missouri-Madison Hydroelectric Project Report on Culture Resource Assessment Studies on the Morony Development, 1992 Field Season	TX 3-424-450	10/20/1992
1991 Missouri-Madison Hydroelectric Project Report on Resource Inventory and Assessment Studies on the Morony, Hegben and Holter Developments	TX 3-424-451	10/20/1992
The Missouri-Madison Hydroelectric Project (FERC project no. 2188)	TX 3-524-068	3/16/1993
Emergency Home Preparedness Guide	TX 3-778-016	3/10/1994
Plugging into Montana's Electrical Future	TX 3-742-414	3/16/1994
LeaderScan	Txu 794-643	4/29/1997

COPYRIGHTS – Prior to 1978

TITLE	REGISTRATION NO.	DATE
The Montana Power Company. Center Special V-87629, laydown from v-77582. Sheet 2 1/2” x 6’ . Lithograph.	Registered in the name of American Bank Note Co., under K 3154 following publication June 3, 1946	6/13/1946
The Montana Power Company; laydown from V-87629A and V-68880 (Center special V-91689)	Registered in the name of American Bank Note Company, under K 20893 following publication May 24, 1949	5/24/1949
The Montana Power Company (MTP); research information report, October 7, 1974	Registered in the name of Baker, Weeks and Company, Inc. under A 601575 following publication 10/7/1974	10/7/1974

12

The Montana Power Company (MTP) July 9, 1975	Registered in the name of Baker, Weeks and Company, Inc. Under A 687071 following publication July 9, 1975	7/9/1975
The Montana Power Company: The Habitat Diversity and Utilization Analysis of the Major Wildlife Species on a Portion of the Colstrip; 10x20 area, 1973-75, Project 122-30-A, June 30, 1976.	Registered in the name of Boon Inc., under A 8131856 following publication 7/16/1976	7/16/1976
The Montana Power Company; action recommendation, December 1977. By James Mason McCabe. Appl. author: Donaldson, Lufkin and Jenrette Securities Corporation.	Registered in the name of Donaldson, Luflkin and Jenrette Securities Corporation, under A 930093 following publication 12/20/1977	12/20/1977
Montana Power Co. and Subsidiary Companies. Properties and power developments. Size 7½ by 21½ inches	Registered in the name of Geo. H. Ellis Co., under F 24210 following publication 1/20/1914	1/20/1914
Montana Power Co. Properties and power developments. Sheet, map, printed on both sides, 8½ by 14 inches.	Registered in the name of Geo. H. Ellis Co., under A 395780 following publication 3/13/1915	3/13/1915
Montana Power Co. Properties and power developments, Sheet, col. map, printed on both sides, 14 x 8½ inches.	Registered in the name of Geo. H. Ellis Co., under A 495063 following publication 3/7/1918	3/7/1918

13

SCHEDULE C

PATENTS

Patent No.	Description	Filed Date	Issued Date
US 4,441,135	Three-phase power transmission line phase-to-ground fault responder	Aug. 6, 1982	Apr. 3, 1984
US 4,513,340	Power transmission line protective apparatus	Dec. 13, 1982	Apr. 23, 1985
US 4,670,956	Tool for high voltage transmission lines	Mar. 3, 1986	Jun. 9, 1987
US 5,183,102	Heating and cooling system	Nov. 15, 1991	Feb. 2, 1993

14

SCHEDULE D

DOMAIN NAMES

MTPOWER.COM

15

Trademark Application Owned by Northwestern Energy Development, LLC

These Files are Maintained by Leonard, Street and Deinard

Updated on August 27, 2003

Trademark Name	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class/Goods	Status/Next Action Due
MONTANA FIRST MEGAWATTS This File Maintained by Leonard, Street and Deinard	78/071,522	28-Jun-2001			Class 39: Utility services, namely, transmission of electricity; Class 40: Generation and production of electricity.	Pending. Notice of Allowance date 12-Nov-2002. File Statement of Use and/or 2nd Extension Request before 12-Nov-2003.
NORTHWESTERN ENERGY This File Maintained by Leonard, Street and Deinard	78/071,535	28-Jun-2001

Class 39: Utility services, namely, generation, production and distribution of electricity, natural gas, propane and fuel oil;
Class 40: Generation and production of electricity, natural gas, propane and fuel oil.

Pending. Application published for opposition on 03-Jun-2003.

16

Schedule 5.28

Labor Matters

Title Agreement	Union	Employees Covered	Term
Collective Bargaining Agreement (CBA)/ Labor Agreement (The Montana Power Company), as amended pursuant to September 2001 Labor Negotiations (as set forth in Transmittal Letter dated 9/25/01)	Local 41 and 459 of the United Association of Journeyman and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada

All employees of the Company in or in the immediate vicinity of towns: Anaconda, Deer Lodge, Butte, Dillion, Whitehall & Helena, MT who are classified on the Company payroll as Plumbers, Steam Fitters, Gas Fitters, Gas Servicemen and Gas Apprentices who are members of Local No. 41 or the same types of employees in
Missoula and Hamilton, MT who are members of Local No. 459.

6/1/98 – 5/30/01 (original) 6/1/01 – 5/31/04 (as amended)
Collective Bargaining Agreement (CBA)/Labor Agreement (The Montana Power Company), as amended pursuant to June 2001 Labor Negotiations (as set forth in Transmittal Letter dated 6/20/01)	Local Union No. 44 (Butte, Montana) of the International Brotherhood of Electrical Workers, AFL-CIO		5/1/98 – 4/30/01 (original) 5/1/01 – 4/30/04 (as amended)
Collective Bargaining Agreement/Labor Agreement (The Montana Power Company), as amended by August 2001 Labor Negotiations (as set forth in the Transmittal Letter dated 8/30/01)	Butte Teamsters’ Union, Local No. 2 (Affiliated with the International Brotherhood of Teamsters and Joint Council of Teamsters #3)	Employees in Silver Bow County, MT, classified as Truck Drivers, Garagemen, Warehousemen, and Gas Meter Repairmen	7/1/98 – 6/30/01 (original) 7/1/01 – 6/30/04 (as amended)
Collective Bargaining Agreement (CBA)/Labor Agreement (The Montana Power Company), as amended by the August 2001 Labor Negotiations (as set forth in the Transmittal Letter dated 8/30/01)	International Association of Machinists and Aerospace Workers District Lodge Local Union No. 88, No. 86 (Union)

All employees of The Montana Power Company performing machinists work in Silver Bow County and Missoula, MT, shall be members of the Butte Machinist’ Union, No. 88, District Lodge No. 86, in good standing

7/1/98 – 6/30/01 (original) 7/1/01 – 6/30/04 (as amended)

1

Title Agreement	Union	Employees Covered	Term
Collective Bargaining Agreement (CBA)/ Labor Agreement (The Montana Power Company), as amended by July 2001 Labor Negotiations (as set forth in the Transmittal Letter dated 8/1/01)	Paper, Allied Chemical and Energy Workers’ International Union AFL-CIO, CLC (Union), Local No. 2-493, Cut Bank, MT

Production (operation) and maintenance employees of the Company within the enlarged unit determined by the National Labor Relations Board in Case No. 19-RC-1586 but excluding certain employees as pursuant to the National Labor Relations Act, as amended

6/21/98 – 6/20/01 (original) 6/21/01 – 6/20/04 (as amended)
Collective Bargaining Agreement (CBA)/Labor Agreement (The Montana Power Company), as amended by October 2001 Labor Negotiations (as set forth in the Transmittal Letter dated 10/17/01)	Kalispell Unit of Hourly Gas Employees (Union)

All employees of the Company in Kalispell District who are employed in natural gas work and who are classified on the Company payroll as Steam Fitters, Gas Fitters, Gas Servicemen, Gas Apprentices, and Installers

9/1/98 – 8/31/01 (original) 9/1/01 – 8/31/04 (as amended)
Plumbers and Pipefitters National Pension Fund Revised Standard Form of Participation Agreement dated May 15, 2002 (NorthWestern Energy, LLC)	Plumbers and Pipefitters National Pension Fund Local Union No 41 & 459 United Association	Journeyman, Apprentice, Foreman and other	3/02 – 5/31/04

2

Schedule 5.32

Borrowing Base Inventory

Schedule to be delivered within ten Business Days and subject to Agent’s satisfaction, in its sole discretion.

Schedule 5.33

Principal Real Properties

Schedule to be delivered within ten Business Days and subject to Agent’s satisfaction, in its sole discretion.

SCHEDULE 6.20

1.             Expanets and its Subsidiaries, Blue Dot and its Subsidiaries, and other Excluded Subsidiaries

2.             The real estate listed on the attached page

1

EXCESS PROPERTIES - TO BE RELEASED FROM LIEN OF MORTGAGE INDENTURES

Property Name	County	Purchaser
MONTANA
Townsend Shop/Office	Benchwater	Robert C & Gaylena [ILLEGIBLE]
Red Lodge Northside Substation	Carbon	City of Red Lodge
Land in Cascade County	Cascade	King Properties
McGregor Meadows	Flathead	Clark D. & Sharon M. [ILLEGIBLE]
Kalispell Service Center	Flathead	Montana Department of Transportation (MDOT)
Boroman [ILLEGIBLE] Substation Site	Gallatin	Douglas Lance Smith
Jack Rabbit Substation MDOT Highway Proj	Gallatin	Montana Department of Transportation (MDOT)
Boroman Northside Substation land	Gallatin	Tengelsan Family Limited Partnership
Marysville Substation	Lewis and Clark	Nick A. & Darcy A. [ILLEGIBLE]
Helena Service Center Land	Lewis and Clark	Montana Department of Transportation (MDOT)
Alberton Gorge	[ILLEGIBLE]	Currently None
Grant Creek Substation	Missoula	Dennis R. Washington
Missoula Service Center excess parcel	Missoula	Currently None
Livingston Indoor Substation excess parcel	Park	Fred J & F Thomas Shellerberg
Thompson Falls House and Land	Sanders	Elvia [ILLEGIBLE]
Buffalo Rapids [ILLEGIBLE]	Sanders	Confederated, [ILLEGIBLE] & [ILLEGIBLE] (CSKT)
Columbus substation site	Stillwater	Lance Hogan
Glasgow polo yard	Valley	John [ILLEGIBLE] Constructions
Billings Service Center excess parcel	[ILLEGIBLE]	[ILLEGIBLE] Kreitzberg
Montana Subtotal

Property Name	County	Purchaser
SOUTH DAKOTA
Former Corporate Office, Huron	Bendle	Currently None
Excess Property Adjacent to Frank Avenue Substation	Bendle	[ILLEGIBLE] and [ILLEGIBLE]

Former Pole Storage Yard	Bendle	State of South Dakota (South Dakota State Fair)
Excess Property Adjacent to Kansas Avenue Substation	Bendle	Currently None

Former [ILLEGIBLE] Air Plant Property	Brookings	Currently None
Former Armour Substation Property	Charties Mix	Currently None
Former Webster Office	Day	City of Webster
South Dakota Subtotal

NEBRASKA
Former [ILLEGIBLE] Air Plant Property Nebraska Subtotal	Buffalo	Currently None

Total of All Three States

2

SCHEDULE 6.21

PERMITTED INVESTMENTS

Schedule to be delivered within five Business Days and subject to Agent’s satisfaction, in its sole discretion.